EXHIBIT 2.1
                                                                    -----------







                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             MW HOLDING CORPORATION,

                         MICHAEL MERGER SUB CORPORATION,

                         WILLIAM MERGER SUB CORPORATION,

                              THE MEAD CORPORATION

                                       AND

                              WESTVACO CORPORATION






                           Dated as of August 28, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
---------
THE MERGERS...................................................................2
-----------

SECTION 1.1      The Mead Merger..............................................2
-----------      ---------------
SECTION 1.2      The Westvaco Merger..........................................2
-----------      -------------------
SECTION 1.3      Closing......................................................2
-----------      -------
SECTION 1.4      Effective Time...............................................2
-----------      --------------
SECTION 1.5      Effects of the Mergers.......................................3
-----------      ----------------------

ARTICLE II
----------
CERTAIN GOVERNANCE MATTERS....................................................3
--------------------------

SECTION 2.1      Parent Name Change...........................................3
-----------      ------------------
SECTION 2.2      Parent Board of Directors; Committees; CEO...................3
-----------      ------------------------------------------
SECTION 2.3      Corporate Headquarters.......................................4
-----------      ----------------------
SECTION 2.4      Integration..................................................4
-----------      -----------
SECTION 2.5      Charters and By-laws of the Surviving Corporations...........5
-----------      --------------------------------------------------
SECTION 2.6      Directors of Surviving Corporations..........................5
-----------      -----------------------------------
SECTION 2.7      Stockholder Rights Plan......................................5
-----------      -----------------------
SECTION 2.8      Trading Symbol...............................................5
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ARTICLE III
-----------
EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF MEAD AND WESTVACO;
-----------------------------------------------------------------
                EXCHANGE OF CERTIFICATES......................................6
                ------------------------

SECTION 3.1      Effect on Capital Stock of Mead and Michael Merger Sub.......6
-----------      ------------------------------------------------------
SECTION 3.2      Effect on Capital Stock of Westvaco and William Merger Sub...8
-----------      ----------------------------------------------------------
SECTION 3.3      Exchange of Shares and Certificates.........................10
-----------      -----------------------------------
SECTION 3.4      Certain Adjustments.........................................13
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ARTICLE IV
----------
REPRESENTATIONS AND WARRANTIES...............................................13
------------------------------

SECTION 4.1      Representations and Warranties of Mead......................14
-----------      --------------------------------------
SECTION 4.2      Representations and Warranties of Westvaco..................27
-----------      ------------------------------------------

ARTICLE V
---------
COVENANTS RELATING TO CONDUCT OF BUSINESS....................................40
-----------------------------------------

SECTION 5.1      Conduct of Business.........................................40
-----------      -------------------
SECTION 5.2      No Solicitation by Mead.....................................45
-----------      -----------------------
SECTION 5.3      No Solicitation by Westvaco.................................47
-----------      ---------------------------

ARTICLE VI
----------
ADDITIONAL AGREEMENTS........................................................49
---------------------

SECTION 6.1      Preparation of the Form S-4 and the Joint Proxy Statement;
-----------      ----------------------------------------------------------
                 Stockholders Meetings.......................................49
                 ---------------------
SECTION 6.2      Access to Information; Confidentiality......................50
-----------      --------------------------------------
SECTION 6.3      Reasonable Best Efforts.....................................50
-----------      -----------------------
SECTION 6.4      Indemnification, Exculpation and Insurance..................51
-----------      ------------------------------------------
SECTION 6.5      Fees and Expenses...........................................52
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SECTION 6.6      Public Announcements........................................53
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SECTION 6.7      Affiliates..................................................53
-----------      ----------
SECTION 6.8      NYSE Listing................................................53
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SECTION 6.9      Tax Treatment...............................................53
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SECTION 6.10     Takeover Statutes...........................................54
------------     -----------------
SECTION 6.11     Conveyance Taxes............................................54
------------     ----------------
SECTION 6.12     Employee Benefits...........................................54
------------     -----------------
SECTION 6.13     Consents of Accountants.....................................55
------------     -----------------------
SECTION 6.14     Rights Agreements...........................................56
------------     -----------------
SECTION 6.15     Transfer Statutes...........................................56
------------     -----------------
SECTION 6.16     Section 16(b)...............................................56
------------     ------------
SECTION 6.17     Payment of Dividends........................................56
------------     --------------------
SECTION 6.18     Employment Agreements.......................................57
------------     ---------------------
SECTION 6.19     Share Repurchase............................................57
------------     ----------------
SECTION 6.20     Parent Taxable Year.........................................57
------------     -------------------

ARTICLE VII
-----------
CONDITIONS PRECEDENT.........................................................57
--------------------

SECTION 7.1      Conditions to Each Party's Obligation to Effect The Merger..57
-----------      ----------------------------------------------------------
SECTION 7.2      Conditions to Obligations of Westvaco.......................58
-----------      -------------------------------------
SECTION 7.3      Conditions to Obligations of Mead...........................59
-----------      ---------------------------------

ARTICLE VIII
------------
TERMINATION, AMENDMENT AND WAIVER............................................59
---------------------------------

SECTION 8.1      Termination.................................................59
-----------      -----------
SECTION 8.2      Effect of Termination.......................................61
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SECTION 8.3      Amendment...................................................63
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SECTION 8.4      Extension; Waiver...........................................63
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ARTICLE IX
----------
GENERAL PROVISIONS...........................................................64
------------------

SECTION 9.1      Nonsurvival of Representations and Warranties...............64
-----------      ---------------------------------------------
SECTION 9.2      Notices.....................................................64
-----------      -------

SECTION 9.3      Definitions.................................................65
-----------      -----------
SECTION 9.4      Interpretation..............................................66
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SECTION 9.5      Counterparts................................................66
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SECTION 9.6      Entire Agreement; No Third-Party Beneficiaries..............66
-----------      ----------------------------------------------
SECTION 9.7      Governing Law...............................................66
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SECTION 9.8      Assignment..................................................66
-----------      ----------
SECTION 9.9      Consent to Jurisdiction.....................................67
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SECTION 9.10      Headings, etc..............................................67
------------      -------------
SECTION 9.11      Severability...............................................67
------------      ------------

EXHIBITS

EXHIBIT A --Form of Certificate of Incorporation and By-laws of Parent

EXHIBIT B --Certain Officers

EXHIBIT C --Form of Rights Agreement

EXHIBIT D --Form of Affiliate Rule 145 Letter

EXHIBIT E --Form of Employment Agreement for Jerome F. Tatar

EXHIBIT F --Form of Employment Agreement for John A. Luke, Jr.

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2001, by and among MW HOLDING CORPORATION, a Delaware corporation ("PARENT"), MICHAEL MERGER SUB CORPORATION, an Ohio corporation ("MICHAEL MERGER SUB"), WILLIAM MERGER SUB CORPORATION, a Delaware corporation ("WILLIAM MERGER SUB"), THE MEAD CORPORATION, an Ohio corporation ("MEAD"), and WESTVACO CORPORATION, a Delaware corporation ("WESTVACO").

                               W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of Mead and Westvaco deem it advisable and in the best interests of their respective corporations and stockholders that Mead and Westvaco engage in a business combination in a merger of equals in order to advance the long-term strategic business interests of Mead and Westvaco; and

          WHEREAS, Parent is a newly formed corporation all of the outstanding capital stock of which is owned by Mead; and

          WHEREAS, Mead has caused Parent to form Michael Merger Sub and William Merger Sub, and all of the outstanding capital stock of each of Michael Merger Sub and William Merger Sub is owned by Parent; and

          WHEREAS, the respective Boards of Directors of Mead and Michael Merger Sub have approved this Agreement and the merger of Michael Merger Sub with and into Mead with Mead continuing as the surviving corporation (the "MEAD MERGER"), upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the respective Boards of Directors of Westvaco and William Merger Sub have approved this Agreement and the merger of William Merger Sub with and into Westvaco with Westvaco continuing as the surviving corporation (the "WESTVACO MERGER" and, together with the Mead Merger, the "MERGERS"), upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the respective Boards of Directors of Mead and Westvaco, having determined that the Mead Merger, the Westvaco Merger and the other transactions contemplated hereby are advisable and in the best interests of their respective corporations and stockholders, have approved the transactions contemplated by this Agreement; and

          WHEREAS, for United States federal income tax purposes, it is intended that the Mead Merger and the Westvaco Merger will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGERS

SECTION 1.1.  The Mead Merger.
-------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL"), Michael Merger Sub shall be merged with and into Mead at the Effective Time (as defined in Section 1.4). Following the Effective Time, the separate corporate existence of Michael Merger Sub shall cease, and Mead shall continue as the surviving corporation (the "MEAD SURVIVING CORPORATION") in the Mead Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Michael Merger Sub in accordance with the OGCL.

          (b) In connection with the Mead Merger, Mead shall take such actions as may be necessary to cause Parent to reserve, prior to the Mead Merger, a sufficient number of shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") to permit the issuance of shares of Parent Common Stock to the holders of common stock, without par value, of Mead (the "MEAD COMMON STOCK") as of the Effective Time in accordance with the terms of this Agreement.

     SECTION 1.2. The Westvaco Merger.
     ----------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), William Merger Sub shall be merged with and into Westvaco at the Effective Time. Following the Effective Time, the separate corporate existence of William Merger Sub shall cease, and Westvaco shall continue as the surviving corporation (the "WESTVACO SURVIVING CORPORATION") in the Westvaco Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of William Merger Sub in accordance with the DGCL.

          (b) In connection with the Westvaco Merger, Mead shall take such actions as may be necessary to cause Parent to reserve, prior to the Westvaco Merger, a sufficient number of shares of Parent Common Stock to permit the issuance of shares of Parent Common Stock to the holders of common stock, par value $5.00 per share, of Westvaco (the "WESTVACO COMMON STOCK") as of the Effective Time in accordance with the terms of this Agreement.

     SECTION 1.3. Closing.
     ----------------------

          The closing of the Mergers (the "CLOSING") shall take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (the date of the Closing, the "CLOSING DATE").

     SECTION 1.4. Effective Time.
     -----------------------------

          Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, (a) Mead and Michael Merger Sub shall file with the Secretary of State of the State of Ohio a Certificate of Merger (the "MEAD CERTIFICATE OF MERGER") with respect to the Mead Merger, duly executed and completed in accordance with the relevant provisions of the OGCL, and shall make all other filings or recordings required under the OGCL and (b) Westvaco shall file with the Secretary of State of the State of Delaware a Certificate of Merger (the "WESTVACO CERTIFICATE OF MERGER") with respect to the Westvaco Merger, duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at such time as both the Mead Certificate of Merger and the Westvaco Certificate of Merger have been duly filed with the Secretaries of State of the States of Ohio and Delaware, respectively, or at such subsequent date or time as Mead and Westvaco shall agree and specify in each such Certificate of Merger (the time the Mergers become effective being hereinafter referred to as the "EFFECTIVE TIME").

     SECTION 1.5. Effects of the Mergers.
     -------------------------------------

          (a) The Mead Merger shall have the effects set forth in Section 1701.82 of the OGCL.

          (b) The Westvaco Merger shall have the effects set forth in Secion 259 of the DGCL.

                                   ARTICLE II

                           CERTAIN GOVERNANCE MATTERS

     SECTION 2.1 Parent Name Change.
     --------------------------------

          At the Effective Time, Parent shall cause its name to be changed to "MEADWESTVACO CORPORATION." Parent shall cause its Certificate of Incorporation and By-laws to be amended as of the Effective Time to read as set forth on Exhibit A hereto.

     SECTION 2.2. Parent Board of Directors; Committees; CEO.
     ---------------------------------------------------------

          (a) Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to cause the Board of Directors of Parent to consist, as of the Effective Time, of an even number of directors, (i) 50% of whom shall be persons designated by Mead who were directors of Mead immediately prior to the Effective Time and (ii) 50% of whom shall be persons designated by Westvaco who were directors of Westvaco immediately prior to the Effective Time. No more than one person who is an officer of Mead shall be designated by Mead, and no more than one person who is an officer of Westvaco shall be designated by Westvaco, in each case pursuant to the immediately preceding sentence. If any such person is not able to serve as a director, the party hereto on whose Board of Directors such person presently sits shall designate a replacement. Mead and Westvaco shall mutually agree upon which directors shall be members of which class, with the intent that each class shall, to the extent reasonably practicable, have an equal number of directors designated by each party.

          (b) To the extent mutually agreed upon prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to cause to exist as of the Effective Time such committees of the Board of Directors of Parent, with such members and chairpersons as shall have been mutually agreed upon by Mead and Westvaco. It is the intention of the parties that the members of the committees and the chairpersons thereof should approximate equal representation between Mead and Westvaco directors. Each of Jerome F. Tatar and John A. Luke, Jr. will be members of the class with the longest term.

          (c) Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary (i) to cause Jerome F. Tatar to be designated as Chairman of Parent as of the Effective Time, (ii) to cause John A. Luke, Jr. to be appointed as Chief Executive Officer and President of Parent as of the Effective Time and (iii) to cause the individuals identified on Exhibit B and such other persons as are mutually agreed to by Mead and Westvaco to be officers of Parent as of the Effective Time. The roles of the Chairman of Parent and the Chief Executive Officer of Parent shall be as set forth in the Bylaws of Parent and in their respective employment agreements with Parent.

     SECTION 2.3. Corporate Headquarters.
     -------------------------------------

          (a) After the Effective Time, Parent shall maintain (x) its principal executive offices at the corporate headquarters of Westvaco in Stamford, Connecticut and (y) the headquarters of the paper division and the consumer and office products division at the place of the existing corporate headquarters of Mead. It is also the intention of the parties that the place of the existing corporate headquarters of Mead shall, over time, become the principal location for staff functions of Parent.

          (b) Mead and Westvaco acknowledge the long-standing, mutually beneficial relationship between Mead and the Dayton, Ohio community. In recognition of this, Mead and Westvaco hereby confirm their mutual intention to have Parent maintain this relationship following the Effective Time, including by continuing, following the Effective Time, to provide funding to The Mead Corporation Foundation and to otherwise maintain Mead's charitable and communal endeavors in the Dayton, Ohio community. Mead and Westvaco also confirm their mutual intention, following the Effective Time, to have Parent explore opportunities to minimize the effects, if any, on the headquarters community served by Mead that the provisions of Section 2.3(a) may have.

     SECTION 2.4. Integration.
     --------------------------

          Prior to the Effective Time, Mead and Westvaco shall appoint an integration team (the "INTEGRATION TEAM"), half the members of which shall be persons designated by Mead and half the members of which shall be persons designated by Westvaco. The Integration Team shall have one chairperson. The Integration Team shall report to the persons to be appointed pursuant to Section 2.2(c)(i) and (ii).

     SECTION 2.5. Charters and By-laws of the Surviving Corporations.
     -----------------------------------------------------------------

          (a) At the Effective Time, the Articles of Incorporation and regulations of Mead, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and regulations of the Mead Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

          (b) At the Effective Time, the Certificate of Incorporation and the by-laws of Westvaco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and by-laws of the Westvaco Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

     SECTION 2.6. Directors of Surviving Corporations.
     --------------------------------------------------

          (a) The directors of Michael Merger Sub and officers of Mead at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Mead Surviving Corporation until their successors shall have been duly elected or qualified or until their earlier death, resignation or removal in accordance with the Mead Surviving Corporation's Articles of Incorporation and regulations.

          (b) The directors of William Merger Sub and officers of Westvaco at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Westvaco Surviving Corporation until their successors shall have been duly elected or qualified or until their earlier death, resignation or removal in accordance with the Westvaco Surviving Corporation's Certificate of Incorporation and by-laws.

          (c) Mead shall cause such persons as shall be mutually agreed upon with Westvaco to be appointed directors of Michael Merger Sub and William Merger Sub, respectively, as of immediately prior to the Effective Time.

     SECTION 2.7. Stockholder Rights Plan.
     --------------------------------------

          Parent shall adopt prior to the Effective Time a stockholder rights plan, in substantially the form set forth in Exhibit C, so that each share of Parent Common Stock issued in the Mergers will have one right issued pursuant to such plan attached to it. The initial purchase price for each such right shall be jointly agreed to by Mead and Westvaco prior to filing the Form S-4 (as defined herein).

     SECTION 2.8. Trading Symbol.
     -----------------------------

          The ticker symbol for Parent Common Stock following the Mergers shall be as mutually agreed upon by Mead and Westvaco prior to the Effective Time.

                                  ARTICLE III

                 EFFECTS OF THE MERGERS ON THE CAPITAL STOCK OF
                   MEAD AND WESTVACO; EXCHANGE OF CERTIFICATES

     SECTION 3.1. Effect on Capital Stock of Mead and Michael Merger Sub.
     ---------------------------------------------------------------------

          As of the Effective Time, by virtue of the Mead Merger and without any action on the part of Mead, Michael Merger Sub, Parent or the holders of any shares of Mead Common Stock (or options thereon) or any shares of common stock of Michael Merger Sub:

          (a) Conversion of Mead Common Stock. Each issued and outstanding share
              -------------------------------
of Mead Common Stock (other than any shares of Mead Common Stock to be canceled pursuant to Section 3.1(c) and other than the Dissenting Shares (as defined below)) shall be converted into the right to receive (i) the amount of $1.20 in cash (the "CASH CONSIDERATION") and (ii) one fully paid and nonassessable share of Parent Common Stock. Notwithstanding anything in this Agreement to the contrary, it shall be the obligation of Mead to pay the Cash Consideration to each holder of Mead Common Stock as of the Effective Time. As of the Effective Time, all such shares of Mead Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of a certificate representing any shares of Mead Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, (i) the Cash Consideration for each share of Mead Common Stock so represented and (ii) certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 3.3 without interest. The Cash Consideration and shares of Parent Common Stock to be received as consideration pursuant to the Mead Merger with respect to shares of Mead Common Stock is referred to herein as the "MEAD MERGER CONSIDERATION."

          (b) Conversion of Common Stock of Michael Merger Sub. Each issued and
              ------------------------------------------------
outstanding share of common stock, without par value, of Michael Merger Sub shall be converted into one fully paid and nonassessable share of common stock, without par value, of the Mead Surviving Corporation.

          (c) Cancellation of Treasury Shares. Each share of Mead Common Stock
              -------------------------------
or Parent Common Stock held in the treasury of, or owned by, Mead or Parent immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

          (d) Assumption and Conversion of Mead Options.
              -----------------------------------------

              (i) As of the Effective Time, each option to purchase Mead Common Stock issued under each Mead Stock Plan (as defined in Section 4.1(c)) (collectively, the "MEAD OPTIONS") that is outstanding immediately prior to the Effective Time and each Limited Right issued under each Mead Stock Plan (collectively, the "MEAD LIMITED RIGHTS") that is outstanding immediately prior to the Effective Time shall be converted into an option (a "PARENT OPTION") or a Limited Right (a "PARENT LIMITED RIGHT"), as applicable, with respect to the greatest number of whole shares of Parent Common Stock that does not exceed the number of shares of Mead Common Stock with respect to the Mead Option or Mead Limited Right, as applicable, immediately prior to the Effective Time multiplied by the "MEAD EXCHANGE RATIO". The Mead Exchange Ratio shall be the sum of (x) plus (y), where (x) is one and (y) is the number equal to the quotient of $1.20 divided by the Parent Closing Share Value. "PARENT CLOSING SHARE VALUE" shall mean the average of the high and low trading prices of a whole share of Parent Common Stock on the New York Stock Exchange on the Closing Date, or, if there shall be no such trading of Parent Common Stock on the Closing Date, on the first trading date thereafter. The exercise price per share of Parent Common Stock under the Parent Option or Parent Limited Right, as applicable, shall be the exercise price per share of Mead Common Stock with respect to the corresponding Mead Option or Mead Limited Right, as applicable, immediately prior to the Effective Time divided by the Mead Exchange Ratio (and rounded up to the nearest penny). The parties hereto acknowledge that (i) each unvested Mead Option issued under each Mead Stock Plan that is outstanding both on the date hereof and immediately prior to shareholder approval of the Mead Merger and each Mead Option which is hereafter issued upon the exercise of a currently outstanding Mead Option that includes an automatic reload feature and is outstanding immediately prior to shareholder approval shall become fully vested and exercisable immediately prior to the approval date in accordance with its terms, and (ii) each Mead Limited Right that is outstanding upon the date of shareholder approval of this Agreement shall become fully vested and exercisable on that date subject to any applicable limitation in its terms. Notwithstanding the foregoing provisions of this Section 3.1(d)(i), (i) an opportunity to purchase Mead Common Stock under the Mead Employees Stock Purchase Plan shall not be considered a Mead Option, and (ii) the conversion and assumption provided in this Section 3.1(d) with respect to any Mead Option which qualifies as an "incentive stock option" (as defined in section 422 of the Code) shall be effected in a manner consistent with the requirements of section 424(a) of the Code.

               (ii) As of the Effective Time, Parent shall assume in full each Mead Option and Mead Limited Right and all of the other rights and obligations of Mead under the Mead Stock Plans as provided herein. The assumption of a Mead Option or Mead Limited Right by Parent shall not terminate or modify (except as required hereunder) any of the terms thereof. After such assumption, Parent shall issue, upon any partial or total exercise of any Mead Option, in lieu of shares of Mead Common Stock, the number of shares of Parent Common Stock to which the holder of the Mead Option is entitled pursuant to this Agreement. The assumption by Parent of Mead Options and Mead Limited Rights shall not give holders of Mead Options and Mead Limited Rights any additional benefits that they did not have immediately prior to the Effective Time. Parent shall file with the Securities and Exchange Commission (the "SEC"), within a reasonable period of time following the Effective Time, a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering, to the extent applicable, the shares of Parent Common Stock to be issued upon the exercise of Mead Options assumed by Parent pursuant hereto. Prior to the Effective Time, Mead shall make such amendments, if any, to the Mead Stock Plans, and any option or rights award agreements (subject to the consent of agreement holders, if necessary), as shall be necessary to permit such assumption in accordance with this Section 3.1(d) and to provide that holders of such options, following the Effective Time, will not have any rights to acquire Mead Common Stock.

     SECTION 3.2. Effect on Capital Stock of Westvaco and William Merger Sub.
     -------------------------------------------------------------------------

          As of the Effective Time, by virtue of the Westvaco Merger and without any action on the part of Westvaco, William Merger Sub, Parent or the holders of any shares of Westvaco Common Stock (or options thereon) or any shares of common stock of William Merger Sub:

          (a) Conversion of Westvaco Common Stock. Each issued and outstanding
              -----------------------------------
share of Westvaco Common Stock (other than any shares of Westvaco Common Stock to be canceled pursuant to Section 3.2(c)) shall be converted into the right to receive .97 (the "WESTVACO EXCHANGE RATIO") fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time, all such shares of Westvaco Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of a certificate representing any shares of Westvaco Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 3.3 without interest. The shares of Parent Common Stock to be received as consideration pursuant to the Westvaco Merger with respect to shares of Westvaco Common Stock (together with cash in lieu of fractional shares of Parent Common Stock as specified below) is referred to herein as the "WESTVACO MERGER CONSIDERATION."

          (b) Conversion of Common Stock of William Merger Sub. Each issued and
              ------------------------------------------------
outstanding share of common stock, par value $0.01 per share, of William Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Westvaco Surviving Corporation.

          (c) Cancellation of Treasury Shares. Each share of Westvaco Common
              -------------------------------
Stock held in the treasury of Westvaco immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

          (d) Assumption and Conversion of Westvaco Options.
              ---------------------------------------------

              (i) As of the Effective Time, each option to purchase Westvaco Common Stock issued under each Westvaco Stock Plan (as defined in Section 4.2(c)) (collectively, the "WESTVACO OPTIONS") that is outstanding immediately prior to the Effective Time, each stock appreciation right issued under each Westvaco Stock Plan (collectively, the "WESTVACO SARS") that is outstanding immediately prior to the Effective Time and each limited stock appreciation right issued under each Westvaco Stock Plan that is outstanding immediately prior to the Effective Time shall be converted into an option (a "PARENT OPTION"), a stock appreciation right (a "PARENT SAR"), or a limited stock appreciation right (a "PARENT LSAR"), as applicable, with respect to the greatest number of whole shares of Parent Common Stock that does not exceed the number of shares of Westvaco Common Stock with respect to the Westvaco Option, the Westvaco SAR or the Westvaco LSAR, as applicable, immediately prior to the Effective Time multiplied by the Westvaco Exchange Ratio. The exercise price per share of Parent Common Stock under the Parent Option, Parent SAR or Parent LSAR, as applicable, shall be the exercise price per share of Westvaco Common Stock under the corresponding Westvaco Option, Westvaco SAR or Westvaco LSAR, as applicable, immediately prior to the Effective Time divided by the Westvaco Exchange Ratio (and rounded up to the nearest penny). The parties hereto acknowledge that each Westvaco Option, each Westvaco SAR and each Westvaco LSAR that is outstanding both on the date hereof and immediately prior to the Effective Time shall become fully vested and exercisable at the Effective Time in accordance with its terms. Notwithstanding the foregoing provisions of this Section 3.2(d)(i), the conversion and assumption provided in this Section 3.2(d) with respect to any Westvaco Option which qualifies as an "incentive stock option" (as defined in section 422 of the Code) shall be effected in a manner consistent with the requirements of section 424(a) of the Code.

               (ii) As of the Effective Time, Parent shall assume in full each Westvaco Option, Westvaco SAR and Westvaco LSAR and all of the other rights and obligations of Westvaco under the Westvaco Stock Plans as provided herein. The assumption of a Westvaco Option, Westvaco SAR or Westvaco LSAR by Parent shall not terminate or modify (except as required hereunder) any of the terms thereof. After such assumption, Parent shall issue, upon any partial or total exercise of any Westvaco Option, in lieu of shares of Westvaco Common Stock, the number of shares of Parent Common Stock to which the holder of the Westvaco Option is entitled pursuant to this Agreement. The assumption by Parent of Westvaco Options, Westvaco SARs and Westvaco LSARs shall not give holders of Westvaco Options, Westvaco SARs and Westvaco LSARs any additional benefits that they did not have immediately prior to the Effective Time. Parent shall file with the SEC, within a reasonable period of time following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering, to the extent applicable, the shares of Parent Common Stock to be issued upon the exercise of Westvaco Options assumed by Parent pursuant hereto. Prior to the Effective Time, Westvaco shall make such amendments, if any, to the Westvaco Stock Plans, and any option or rights award agreement (subject to the consent of agreement holders, if necessary), as shall be necessary to permit such assumption in accordance with this Section 3.2(d) and to provide that holders of such options, SARs and LSARs, following the Effective Time, will not have any rights to acquire Westvaco Common Stock.

     SECTION 3.3. Exchange of Shares and Certificates.
     --------------------------------------------------

          (a) Exchange Agent. As of the Effective Time, Mead and Westvaco shall
              --------------
mutually designate a bank, trust company or nationally recognized shareholder services provider (the "EXCHANGE AGENT") for the purpose of exchanging, in accordance with this Article III, Certificates (as defined in Section 3.3(b)) for the Mead Merger Consideration and the Westvaco Merger Consideration. Parent (and, in the case of the Cash Consideration, Mead) shall make available to the Exchange Agent, as needed, the Mead Merger Consideration and the Westvaco Merger Consideration to be delivered in respect of the shares of Mead Common Stock and Westvaco Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the
              -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Mead Common Stock or Westvaco Common Stock (the "CERTIFICATES") whose shares were converted into the right to the Mead Merger Consideration or the Westvaco Merger Consideration, as the case may be, the (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Mead Merger Consideration or the Westvaco Merger Consideration, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article III and, in the case of holders of Certificates that immediately prior to the Effective Time represented outstanding shares of Mead Common Stock, the Cash Consideration in respect of each such share of Mead Common Stock so represented, and the Certificate so surrendered shall forthwith be canceled. If any portion of the Mead Merger Consideration or the Westvaco Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration of such Mead Merger Consideration or Westvaco Merger Consideration, as the case may be, that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such delivery of the Mead Merger Consideration or the Westvaco Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required by reason of such registration in the name of a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Mead Merger Consideration or the Westvaco Merger Consideration, as the case may be. No interest shall be paid or shall accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

          (c) Distributions with respect to Unexchanged Shares. No dividends or
              ------------------------------------------------
other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.3(e) until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) No Further Ownership Rights in Mead Common Stock or Westvaco
              ------------------------------------------------------------
Common Stock. All shares of Parent Common Stock issued upon the surrender for
------------
exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.3(c) or 3.3(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Mead Common Stock or Westvaco Common Stock theretofore represented by such Certificates, subject, however, to the obligation of the Mead Surviving Corporation or the Westvaco Surviving Corporation, as the case may be and as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Mead and Westvaco on such shares of Mead Common Stock and Westvaco Common Stock, respectively, in accordance with the terms of this Agreement and that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Mead Surviving Corporation or the Westvaco Surviving Corporation of the shares of Mead Common Stock and Westvaco Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Mead Surviving Corporation, the Westvaco Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

          (e) Fractional Shares.
              -----------------

               (i) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent.

               (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Westvaco Common Stock converted pursuant to the Westvaco Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction as determined below. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent for issuance to holders of Certificates of Westvaco Common Stock over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Certificates of Westvaco Common Stock (such excess being herein referred to as the "EXCESS WESTVACO SHARES"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for such holders of Certificates of Westvaco Common Stock, shall sell the Excess Westvaco Shares at then prevailing prices on the NYSE, all in the manner provided herein.

               (iii) The sale of the Excess Westvaco Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of Certificates of Westvaco Common Stock, the Exchange Agent will hold such proceeds in trust for such holders. Westvaco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Westvaco Shares and the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Certificates of Westvaco Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Certificates of Westvaco Common Stock is entitled (after taking into account all Certificates then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates of Westvaco Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates of Westvaco Common Stock subject to and in accordance with this Section 3.3(e).

          (f) Return of Merger Consideration. Any portion of the Mead Merger
              ------------------------------
Consideration or the Westvaco Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a) that remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent (other than the Cash Consideration which shall be delivered to Mead), upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter be entitled to look only to Parent or Mead, as the case may be, for payment of their claim for any cash, any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g) No Liability. None of Parent, Mead, Michael Merger Sub, Westvaco,
              ------------
William Merger Sub or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Mead Merger Consideration or Westvaco Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate will not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any cash, any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(b)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Mead Surviving Corporation or the Westvaco

Surviving Corporation, as the case may be, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Merger Consideration. The Exchange Agent shall
              ----------------------------------
invest any cash included in the Mead Merger Consideration or the Westvaco Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a), as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent, except for interest and other income from investment of the Cash Consideration which shall be paid to Mead.

          (i)   Dissenting Shares.
                -----------------

               (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Mead Common Stock that are outstanding immediately prior to the Effective Time and that are held by persons who will have properly delivered a written demand for payment of the fair cash value of such shares of Mead Common Stock in accordance with Section 1701.85 of the OGCL (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Mead Merger Consideration as provided in Section 3.1(a). Such persons shall be entitled only to such rights as are granted under Section 1701.85 of the OGCL, except that all Dissenting Shares held by persons who will have failed to perfect or who will have effectively withdrawn or lost their rights as dissenting shareholders in respect of such shares under Section 1701.85 of the OGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the Mead Merger Consideration upon surrender of the Certificate therefor in the manner provided in Section 3.3(b).

               (ii) Mead shall give Westvaco (i) prompt notice of any demands by dissenting shareholders received by Mead, withdrawals of such demands and any other instruments served pursuant to the OGCL and received by Mead in connection with such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands occurring prior to the Effective Time. Prior to the Effective Time, Mead shall not, except with the prior written consent of Westvaco, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     SECTION 3.4. Certain Adjustments.
     ----------------------------------

          If between the date hereof and the Effective Time, the outstanding shares of Mead Common Stock, Westvaco Common Stock or Parent Common Stock will be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities will be declared thereon with a record date within such period, the Westvaco Exchange Ratio and/or the Mead Merger Consideration and related provisions shall be adjusted accordingly to provide to the holders of Mead Common Stock and Westvaco Common Stock or Mead Options and Westvaco Options the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. Representations and Warranties of Mead.
     -----------------------------------------------------

          Except as disclosed in the disclosure schedule delivered by Mead to Westvaco prior to the execution of this Agreement (the "MEAD DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken (subject to the second paragraph of the cover page of the Mead Disclosure Schedules), Mead represents and warrants to Westvaco as follows:

          (a) Organization, Standing and Corporate Power. Each of Mead and its
              ------------------------------------------
subsidiaries (as defined in Section 9.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 9.3) on Mead. Each of Mead and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Mead. Mead has delivered to or made available to Westvaco prior to the execution of this Agreement true and complete copies of any amendments to the Articles of Incorporation of Mead (the "MEAD ARTICLES") and the regulations of Mead not filed as of the date hereof with the Mead Filed SEC Documents (as defined in Section 4.1(g)).

          (b) Corporate Authority; Non-contravention.
              --------------------------------------


               (i) Each of Mead, Parent, Michael Merger Sub and William Merger Sub has all requisite corporate power and authority to enter into this Agreement, subject to the Mead Shareholder Approval (as defined in Section 4.1(m)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mead, Parent, Michael Merger Sub and William Merger Sub and the consummation by Mead, Parent, Michael Merger Sub and William Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mead, Parent, Michael Merger Sub and William Merger Sub, subject in the case of the Mead Merger to the Mead Shareholder Approval. This Agreement has been duly executed and delivered by Mead, Parent, Michael Merger Sub and William Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Westvaco, constitutes the legal, valid and binding obligation of Mead, Parent, Michael Merger Sub and William Merger Sub, enforceable against Mead, Parent, Michael Merger Sub and William Merger Sub in accordance with its terms.

               (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "LIENS") upon any of the properties or assets of Mead or any of its subsidiaries or in any restriction on the conduct of Mead's business or operations under, (A) the Mead Articles or the regulations of Mead or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Mead or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in clause (iii) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Mead or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not
(x) have a material adverse effect on Mead or (y) reasonably be expected to impair the ability of any of Mead, Parent, Michael Merger Sub or William Merger Sub to perform its respective obligations under this Agreement.

               (iii) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "GOVERNMENTAL ENTITY") is required by or with respect to Mead or any of its subsidiaries in connection with the execution and delivery of this Agreement by Mead, Parent, Michael Merger Sub and William Merger Sub or the consummation by Mead, Parent, Michael Merger Sub and William Merger Sub of the transactions contemplated hereby, except for (A) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), with Council Regulation No. 4064/89 of the European Community, as amended (the "EC MERGER REGULATION"), and with the antitrust, merger control, competition, investment or similar laws of any other foreign jurisdiction ("FOREIGN LAWS", and together with the HSR Act and EC Merger Regulation, the "ANTITRUST LAWS"); (B) the filing with the SEC of (x) a proxy statement relating to the Mead Shareholders Meeting (as defined in Section 6.1(b)) (such proxy statement, together with the proxy statement relating to the Westvaco Stockholders Meeting (as defined in Section 6.1(c)), in each case as amended or supplemented from time to time, the "JOINT PROXY STATEMENT"), (y) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Mergers (the "FORM S-4"), and (z) such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Mead and Westvaco Certificates of Merger with the appropriate Secretaries of State and appropriate documents with the relevant authorities of other states in which Mead and Westvaco are qualified to do business; (D) such filing with and approvals of the New York Stock Exchange (the "NYSE") to permit the shares of Parent Common Stock that are to be issued in the Mergers to be listed on the NYSE; and (E) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Mead or (y) reasonably be expected to impair the ability of any of Mead, Parent, Michael Merger Sub and William Merger Sub to perform its obligations under this Agreement.

          (c) Capital Structure.
              -----------------

               (i) The authorized capital stock of Mead consists of 300,000,000 shares of Mead Common Stock, 61,500 shares of undesignated non-voting cumulative preferred stock, par value $100.00 per share, 20,000,000 shares of undesignated voting cumulative preferred stock, without par value, 20,000,000 shares of cumulative preferred stock, without par value, and 295,540 shares of cumulative second preferred stock, par value $50.00 per share (all of such preferred stock, collectively, "MEAD PREFERRED STOCK"). At the close of business on August 24, 2001, (A) 99,172,162 shares of Mead Common Stock were issued and outstanding,
(B) no shares of Mead Common Stock were held by Mead in its treasury, (C) no shares of Mead Preferred Stock were issued and outstanding, (D) there were options, warrants, agreements or other arrangements outstanding to acquire no more than 9,980,417 shares of Mead Common Stock pursuant to stock option, or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Mead or its subsidiaries participate as of the date hereof, true and complete copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Mead Filed SEC Documents (as defined below) or delivered to Westvaco (such plans, collectively, the "MEAD STOCK PLANS"), (E) 4,088,595 Limited Rights were outstanding under the Mead Stock Plans, with a weighted average exercise price of $28.06; and (F) the number of shares of Mead Common Stock with respect to unexercised options to which there exist automatic rights to the grant of "reload options" within the meaning of the applicable Mead Stock Plans was 1,042,938 and each share of Mead Common Stock has attached one common share purchase right (collectively, the "MEAD RIGHTS") exercisable pursuant to the Restated Rights Agreement, as amended and restated as of February 16, 2000, by and between Mead and BankBoston, N.A., as rights agent (the "MEAD RIGHTS AGREEMENT"). Section 4.1(c) of the Mead Disclosure Schedule sets forth a list summarizing all Mead Options outstanding as of August 24, 2001 under all of the Mead Stock Plans, including the term and the exercise price of each Mead Option and whether such Mead Option has a Limited Right or right to automatic grants of reload options associated with it.

               (ii) The authorized capital stock of Parent, as of the date hereof, consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of William Merger Sub consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. The authorized capital stock of Michael Merger Sub consists of 100 shares of common stock, without par value, of which 100 shares are issued and outstanding. Mead is the sole stockholder of Parent and is the legal and beneficial owner of all 100 issued and outstanding shares. Parent is the sole stockholder of Michael Merger Sub and William Merger Sub and is the legal and beneficial owner of all 100 issued and outstanding shares of each. Parent, Michael Merger Sub and William Merger Sub were recently formed by Mead solely for the purpose of effecting the Mergers and the other transactions contemplated by this Agreement. Except as contemplated by this Agreement, none of Parent, Michael Merger Sub or William Merger Sub holds or has held any material assets or incurred any material liabilities, or has carried on any business activities other than in connection with the Mergers and the other transactions contemplated by this Agreement.

               (iii) All outstanding shares of capital stock of Mead, Parent, Michael Merger Sub and William Merger Sub are, and all shares of capital stock of Mead that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.1(c) and except for changes since August 24, 2001 resulting from the issuance of shares of Mead Common Stock pursuant to Mead Options or as expressly permitted by Section 5.1(a)(ii) of this Agreement (including by being set forth in Section 5.1(a)(ii) of the Mead Disclosure Schedule), (A) there are not issued or outstanding (x) any shares of capital stock or other voting securities of Mead,
(y) any securities of Mead or any Mead subsidiary convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting securities of Mead or (z) any warrants, calls, options or other rights to acquire from Mead or any Mead subsidiary (including any subsidiary trust), or obligations of Mead or any Mead subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting securities of Mead, and (B) there are no outstanding obligations of Mead or any Mead subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) Subsidiaries.
              ------------

               (i) Exhibit 21 to Mead's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, includes all the subsidiaries of Mead which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). Except as set forth on such Exhibit and for director qualifying shares, all outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Mead, free and clear of any Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

               (ii) There are no outstanding (A) securities of Mead or any Mead subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Mead subsidiary,
(B) warrants, calls, options or other rights to acquire from Mead or any Mead subsidiary, or any obligation of Mead or any Mead subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Mead subsidiary or (C) obligations of Mead or any Mead subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Mead subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

               (iii) Other than the Mead subsidiaries, Mead does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Mead and its subsidiaries as a whole.

          (e) SEC Documents; Undisclosed Liabilities.
              --------------------------------------

               (i) Mead and its subsidiaries have filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1999 (the "MEAD SEC DOCUMENTS"). As of their respective dates, the Mead SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Mead SEC Documents, and none of the Mead SEC Documents when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (ii) The financial statements of Mead included in the Mead SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Mead and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

               (iii) Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (C) for liabilities incurred since July 1, 2001 in the ordinary course of business consistent with past practice, neither Mead nor any of its subsidiaries has any liabilities or obligations of any nature that, individually or in the aggregate, are reasonably likely to have a material adverse effect on Mead.

          (f) Information Supplied. None of the information supplied or to be
              --------------------
supplied by Mead specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Mead's shareholders or at the time of the Mead Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Mead with respect to statements made or incorporated by reference therein based on information supplied by Westvaco specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

          (g) Absence of Certain Changes or Events. Except for liabilities
              ------------------------------------
incurred in connection with this Agreement or the transactions contemplated hereby, and except as would be permitted by Section 5.1(a) as if Section 5.1(a) were applicable as of July 1, 2001 (including by being set forth in Section 5.1(a) of the Mead Disclosure Schedule), since July 1, 2001, Mead and its subsidiaries have conducted their businesses only in the ordinary course consistent with past practice or as disclosed in any Mead SEC Document filed since such date and prior to the date hereof, and since July 1, 2001 and, with respect to clauses (ii) through (vi), prior to the date hereof, there has not been: (i) any material adverse change in Mead, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Mead or any of its subsidiaries (other than regular quarterly dividends of $0.17 per share of Mead Common Stock), (iii) any split, combination or reclassification of any of the capital stock of Mead or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of the capital stock of Mead or any of its subsidiaries, except for issuances of Mead Common Stock upon exercise of Mead Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 5.1(a)(taking into account Section 5.1(a) of the Mead Disclosure Schedule) or to the extent required upon the exercise of a currently outstanding Mead Option that includes an automatic reload feature, (iv) except insofar as may have been disclosed in Mead SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "MEAD FILED SEC DOCUMENTS") or required by a change in GAAP, any change in accounting methods, principles or practices by Mead materially affecting its assets, liabilities or business, (v) except insofar as may have been disclosed in the Mead Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Mead or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vi) any action taken by Mead or any of the Mead subsidiaries during the period from July 1, 2001, through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 5.1(a) (taking into account Section 5.1(a) of the Mead Disclosure Schedule).

          (h) Compliance with Applicable Laws; Outstanding Orders.
              ---------------------------------------------------

               (i) Mead, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Mead and its subsidiaries (the "MEAD PERMITS"), except where the failure to have any such Mead Permits, individually or in the aggregate, would not have a material adverse effect on Mead. Except as specifically disclosed in the Mead Filed SEC Documents, Mead and its subsidiaries are in compliance with the terms of the Mead Permits and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "APPLICABLE LAWS") relating to Mead and its subsidiaries or their respective businesses or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Mead. Except as disclosed in the Mead Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action, investigation or proceeding by any person, in each case with respect to Mead or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 9.3) of Mead, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to (A) have a material adverse effect on Mead or (B) impair the ability of any of Mead, Parent, Michael Merger Sub or William Merger Sub to perform its respective obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated hereby.

               (ii) Neither Mead nor any Mead subsidiary is subject to any outstanding order, injunction or decree that has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Mead or prevent or materially delay the consummation of the transactions contemplated hereby.

          (i) Litigation. There is no action, suit, investigation or proceeding
              ----------
(each, an "ACTION") pending against or, to the knowledge of Mead, threatened against or affecting Mead or any of its subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Entity except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Mead, materially impair the ability of Mead, Parent, Michael Merger Sub or William Merger Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated hereby.

          (j) Absence of Changes in Benefit Plans. Mead has delivered to
              -----------------------------------
Westvaco or made available to Westvaco for review true and complete copies of
(i) all severance and employment agreements between Mead, on the one hand, and any of its directors, executive officers or key employees, on the other hand,
(ii) all severance programs and policies of each of Mead and each Mead subsidiary affecting U.S. employees, and (iii) all plans or arrangements of Mead and each Mead subsidiary relating to its employees that contain change in control provisions and, in each case, that has not been filed as an exhibit to a Mead Filed SEC Document. With respect to each Mead Benefit Plan (as defined in this Section 4.1(j)) that covers individuals employed in the United States, Mead has delivered or made available to Westvaco a true, correct and complete copy of: (i) the most recent annual report (Form 5500 Series) and accompanying schedule, if any; (ii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iii) the most recent annual financial report, if any; and (iv) the most recent actuarial report, if any. Since July 1, 2001, except as would be permitted by Section 5.1(a) as if Section 5.1(a) were applicable as of July 1, 2001 (including by being set forth in Section 5.1(a) of the Mead Disclosure Schedule) there has not been any adoption or amendment by Mead or any of its subsidiaries of any Mead Benefit Plan or Mead Collective Bargaining Agreement that, when aggregated with other such adoptions or amendments materially increases the obligations and liabilities of Mead and its subsidiaries under the Mead Collective Bargaining Agreements and the Mead Benefit Plans. "MEAD BENEFIT PLANS" shall mean, with respect to current or former directors, officers or employees of Mead or any of its subsidiaries, any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each case, with respect to which Mead or any of its subsidiaries could have any liability. Since July 1, 2001, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Mead pension plans, or any material change in the manner in which contributions to any Mead pension plans are made or the basis on which such contributions are determined. Since July 1, 2001, neither Mead nor any Mead subsidiary has amended any Mead Options or any Mead Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

          (k) Benefit Plans.
              -------------

               (i) Each Mead Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Mead Benefit Plan that individually or in the aggregate would not have a material adverse effect on Mead. To the knowledge of Mead, the Mead Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable Mead Collective Bargaining Agreements (as defined in this Section 4.1(k)), except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Mead. Each Mead Benefit Plan that is intended to be qualified under section 401(a) or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") that it is so qualified and each trust established in connection with any Mead Benefit Plan that is intended to be exempt from federal income taxation under section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Mead, no fact or event has occurred since the date of any determination letter from the IRS that could affect adversely the qualified status of any such Mead Benefit Plan or the exempt status of any such trust except for facts or events that can be cured without any material liability on the part of Mead and its subsidiaries.

               (ii) With respect to each of the Mead Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. No Mead Benefit Plan nor any trust established under a Mead Benefit Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Mead Benefit Plans ended prior to the date of this Agreement.

               (iii) No Mead Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

               (iv) Mead has previously provided to Westvaco a list of each collective bargaining or other labor union contract applicable to persons employed by Mead or any of its subsidiaries to which Mead or any of its subsidiaries is a party (each a "MEAD COLLECTIVE BARGAINING AGREEMENT"). No Mead Collective Bargaining Agreement is being negotiated or renegotiated by Mead or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Mead or any of its subsidiaries pending or, to the knowledge of Mead, threatened that may interfere with the respective business activities of Mead or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Mead. As of the date of this Agreement, to the knowledge of Mead, none of Mead, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Mead or any of its subsidiaries, and there is no material charge or complaint against Mead or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

               (v) No employee of Mead or any Mead subsidiary will be entitled to any material payment, additional benefits or any acceleration of the time of funding (through a grantor trust or otherwise), payment or vesting of any benefits under any Mead Benefit Plan as a result of the transactions contemplated by this Agreement by virtue of their status as a "CHANGE IN CONTROL" (including equivalent terms such as "SIGNIFICANT CHANGE") within the meaning of Mead Benefit Plans (either alone or in conjunction with any other event such as a termination of employment).

               (vi) Except such as would not have a material adverse effect on Mead, there are no material unresolved claims or disputes under the terms of, or in connection with, any Mead Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

               (vii) To the knowledge of Mead, no non-exempt "prohibited transaction" (within the meaning of section 4975(c) of the Code) involving any Mead Benefit Plan has occurred that could subject Mead to any material tax penalty or other cost or liability (by indemnification or otherwise).

               (viii) No liability under Title IV of ERISA has been incurred and not yet satisfied by Mead or any of its subsidiaries, or any trade or business (whether or not incorporated) that together with Mead or such subsidiary would have been deemed a "single employer" within the meaning of section 4001(b) of ERISA at any time within the six-year period ending on the Closing Date (a "MEAD ERISA AFFILIATE") since the effective date of ERISA that has not been satisfied in full. No condition exists that presents a material risk to Mead or any of its subsidiaries of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation. To the extent this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Mead Benefit Plans, but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Mead or any of its subsidiaries or a Mead ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the Closing Date.

               (ix) To the knowledge of Mead, all Mead Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (l) Taxes.
              -----

               (i) Each of Mead and its subsidiaries has timely filed or has caused to be timely filed all material Tax Returns required to be filed by, or with respect to, Mead and its subsidiaries and all such Tax Returns are true, complete, and correct in all material respects. Mead and each of its subsidiaries have paid (or Mead has paid or caused to be paid on its behalf) all Taxes shown as due on such Tax Returns, and the most recent financial statements contained in the Mead Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Mead and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Mead or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Mead.

               (iii) Neither Mead nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to preclude (A) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code or (B) either of the Mergers from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

               (iv) There is no audit, assessment, deficiency, claim, investigation, examination, matter in controversy, proposed adjustment, refund litigation or other proceeding (judicial or administrative) currently pending with regard to any Taxes or Tax Returns of Mead or its subsidiaries the adverse outcome of which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Mead.

               (v) Neither Mead nor any of its subsidiaries is liable for any Tax imposed on any other entity, except as the result of the application of Treasury Regulations Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Mead is the common parent.

               (vi) There are no liens for Taxes on any of the assets of Mead or its subsidiaries, except for statutory liens for Taxes that are not yet due and payable.

               (vii) Neither Mead nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement that could result, individually or in aggregate, in a payment of any "excess parachute payments" within the meaning of
Section 280G of the Code.

               (viii) Neither Mead nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only Mead and subsidiaries of Mead) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to material Taxes for any taxable period for which the statute of limitations has not expired (taking into account all applicable extensions).

               (ix) No election under section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat Mead or any of its subsidiaries as a consenting corporation, as defined in section 341 of the Code.

               (x) "TAX" or "TAXES" means all taxes, charges, levies or other like assessments imposed by any governmental authority, including any income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other taxes, charges, levies or other like assessments of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity, whether disputed or not. "TAX AUTHORITY" means any Governmental Entity responsible for the administration of any Taxes. "TAX RETURN" means any returns, declarations, statements, claim for refund, election, estimate, reports, forms and information returns and any schedules or amendments thereto relating to Taxes.

          (m) Voting Requirements. The affirmative vote at the Mead Shareholders
              -------------------
Meeting (the "MEAD SHAREHOLDER APPROVAL") of the holders of two-thirds of all outstanding shares of Mead Common Stock is necessary to approve this Agreement, the Merger and the other transactions contemplated. The Mead Shareholder Approval is the only vote necessary to approve the transactions contemplated by this Agreement.

          (n) Rights Agreement.  The Board of Directors of Mead has resolved to,
              ----------------
and promptly after the execution hereof Mead shall, take all action necessary to render the Mead Rights inapplicable to this Agreement, the Mergers and the other transactions contemplated hereby and to cause the Mead Rights to expire immediately prior to the Effective Time.

          (o) Takeover Statutes and Charter  Provisions.  Assuming that Westvaco
              -----------------------------------------
does not own, directly or indirectly, 10% or more of the Mead Common Stock, the Board of Directors of Mead has taken all action necessary to render any potentially applicable anti-takeover or similar statute or regulation inapplicable to this Agreement and the transactions contemplated hereby.

          (p)  Intellectual Property.
               ---------------------

               (i) Mead and its subsidiaries own, free and clear of all Liens, or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations, as currently conducted or as contemplated by them to be conducted, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Mead. The conduct of Mead's and its subsidiaries' businesses, as currently conducted or contemplated by them to be conducted, does not interfere, infringe, misappropriate, dilute or violate any of the Intellectual Property rights of any third party, except for interferences, infringements, misappropriations, dilutions or violations which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on Mead. To the knowledge of Mead, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Intellectual Property rights of Mead or any of its subsidiaries, except for interferences, infringements, misappropriations, dilutions or violations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Mead.

               (ii) As used in this Agreement, "INTELLECTUAL PROPERTY" means, collectively, patents, trademarks, service marks, trade dress, logos, trade names, Internet domain names, designs, slogans and general intangibles of like nature, copyrights and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated goodwill with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer databases and related documentation and materials, data, documentation, technology, trade secrets, confidential business information (including ideas, formulae, algorithms, models, methodologies, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

          (q) Certain Contracts. Except as set forth in the Mead Filed SEC
              -----------------
Documents, neither Mead nor any of its subsidiaries is a party to or bound by
(i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the businesses of Mead and its subsidiaries (including, for purposes of this Section 4.1(q), Parent, Westvaco and its subsidiaries, assuming the Mergers have taken place), taken as a whole, is or would be conducted (all contracts of the types described in clauses (i) and (ii), collectively, the "MEAD MATERIAL CONTRACTS"). Mead has delivered to Westvaco or provided to Westvaco for review, prior to the execution of this Agreement, true and complete copies of all Mead Material Contracts not filed as exhibits to the Mead Filed SEC Documents. Each Mead Material Contract is valid and binding on Mead (or, to the extent a Mead subsidiary is a party, such subsidiary) and is in full force and effect, and Mead and each Mead subsidiary have in all material respects performed all obligations required to be performed by them to date under each Mead Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Mead. Neither Mead nor any Mead subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Mead, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Mead Material Contract.

          (r)   Environmental Protection. Environmental Protection.
                ------------------------

               (i) Except as set forth in the Mead Filed SEC Documents:

                    (1) Mead and each of the Mead subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.1(r)(ii)(2)) and neither Mead nor any of the Mead subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that Mead or any of the Mead subsidiaries is not in such compliance with applicable Environmental Laws, except where the failure to so comply or where such alleged non-compliance would not have a material adverse effect on Mead. To the knowledge of Mead, compliance with all applicable Environmental Laws will not require Mead or any Mead subsidiary to incur costs, beyond those currently budgeted for the three Mead fiscal years beginning with January 1, 2001, that will be reasonably likely to result in a material adverse effect on Mead, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

                    (2) Mead and each of the Mead subsidiaries have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a material adverse effect on Mead, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Mead and the Mead subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply would not reasonably likely have a material adverse effect on Mead.

                    (3) To the best knowledge of Mead, there are no Environmental Claims (as defined in Section 4.1(r)(ii)(1)), individually or in the aggregate, that would have a material adverse effect on Mead pending (A) against Mead or any of the Mead subsidiaries, (B) against any person or entity whose liability for any Environmental Claim Mead or any of the Mead subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which Mead or any of the Mead subsidiaries owns, leases or manages, in whole or in part.

                    (4) Mead has no knowledge of any Releases (as defined in Section 4.1(r)(ii)(4)) of any Hazardous Material (as defined in
          Section 4.1(r)(ii)(3)) that would be reasonably likely to form the basis of any Environmental Claim against Mead or any of the Mead subsidiaries, or against any person or entity whose liability for any Environmental Claim Mead or any of the Mead subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claims, individually or in the aggregate, that would not reasonably likely have a material adverse effect on Mead.

               (ii) Definitions. As used in this Agreement:

                    (1) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Mead or any of the Mead subsidiaries (for purposes of this Section 4.1(r)) or by Westvaco or any of the Westvaco subsidiaries (for purposes of Section 4.2(r)); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                    (2) "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                    (3) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Mead or any of the Mead subsidiaries operates (for purposes of this Section 4.1(r)) or in which Westvaco or any of the Westvaco subsidiaries operates (for purposes of Section 4.2(r)).

                    (4) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (s) Opinion of Financial Advisors. Mead has received the opinion of
              -----------------------------
Goldman, Sachs & Co. ("GOLDMAN SACHS"), dated the date of this Agreement, to the effect that, as of such date, the Mead Merger Consideration is fair from a financial point of view to Mead shareholders.

          (t) Brokers. Except for fees payable to Goldman Sachs pursuant to an
              -------
engagement letter, dated as of April 9, 2001, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Mead.

     SECTION 4.2 Representations and Warranties of Westvaco.
     -------------------------------------------------------

          Except as disclosed in the disclosure schedule delivered by Westvaco to Mead prior to the execution of this Agreement (the "WESTVACO DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken

(subject to the second paragraph of the cover page of the Westvaco Disclosure Schedules), Westvaco represents and warrants to Mead as follows:

          (a) Organization, Standing and Corporate Power. Each of Westvaco and
              ------------------------------------------
its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Westvaco. Each of Westvaco and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Westvaco. Westvaco has delivered to or made available to Mead prior to the execution of this Agreement true and complete copies of any amendments to the Certificate of Incorporation of Westvaco (the "WESTVACO CERTIFICATE") and by-laws not filed as of the date hereof with the Westvaco SEC Filed Documents (as defined in Section 4.2(g)).

          (b) Corporate Authority; Non-contravention.
              --------------------------------------

          (i) Westvaco has all requisite corporate power and authority to enter into this Agreement. Subject to the Westvaco Stockholder Approval (as defined in Section 4.2(m)), Westvaco has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Westvaco, subject in the case of the Westvaco Merger to the Westvaco Stockholder Approval. This Agreement has been duly executed and delivered by Westvaco and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of Westvaco enforceable against Westvaco in accordance with its terms.

          (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Westvaco or any of its subsidiaries or any restriction on the conduct of Westvaco's business or operations under, (A) the Westvaco Certificate or the by-laws of Westvaco or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Westvaco or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in clause (iii) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Westvaco or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on Westvaco or (y) reasonably be expected to impair the ability of Westvaco to perform its obligations under this Agreement.

          (iii) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Westvaco or any of its subsidiaries in connection with the execution and delivery of this Agreement by Westvaco or the consummation by Westvaco of the transactions contemplated hereby, except for (A) compliance with any applicable requirements of the HSR Act, with the EC Merger Regulation and with the antitrust, competition or similar laws of any other foreign jurisdiction; (B) the filing with the SEC of (x) the Joint Proxy Statement relating to the Westvaco Stockholders Meeting and (y) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Westvaco Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Westvaco is qualified to do business; and (D) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Westvaco or (y) reasonably be expected to impair the ability of Westvaco to perform its obligations under this Agreement.

          (c) Capital Structure.
              -----------------

               (i) The authorized capital stock of Westvaco consists of 300,000,000 shares of Westvaco Common Stock, 10,000,000 shares of preferred stock, without par value ("WESTVACO PREFERRED STOCK") and 44,170 shares of Cumulative Preferred Stock, par value $100 per share ("WESTVACO CUMULATIVE PREFERRED STOCK"). At the close of business on July 31, 2001, (A) 102,297,220 shares of Westvaco Common Stock were issued and outstanding, (B) 873,447 shares of Westvaco Common Stock were held by Westvaco in its treasury, (C) no shares of Westvaco Preferred Stock or Westvaco Cumulative Preferred Stock were issued and outstanding, (D) there were Westvaco Options outstanding to acquire no more than 7,329,515 shares of Westvaco Common Stock pursuant to stock option or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Westvaco or its subsidiaries participate as of the date hereof, true and complete copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Westvaco Filed SEC Documents or delivered to Mead (such plans, collectively, the "WESTVACO STOCK PLANS"); (E) 41,000 Westvaco SARs outstanding, with a weighted average exercise price of $28.5122; (F) 486,136 Westvaco LSARs outstanding, with a weighted average exercise price of $27.579 and (G) 1,500,000 shares of Westvaco cumulative preferred stock, no par value, designated as Cumulative Preferred Stock, are reserved for issuance upon the exercise of preferred stock purchase rights (the "WESTVACO RIGHTS") issuable pursuant to the Rights Agreement, dated as of September 23, 1997, between Westvaco and The Bank of New York, as rights agent (the "WESTVACO RIGHTS AGREEMENT"). Section 4.2(c) of the Westvaco Disclosure Schedule sets forth a list summarizing all Westvaco Options, Westvaco SARs, and Westvaco LSARs outstanding as of July 31, 2001 under all of the Westvaco Stock Plans, including the term and the exercise price of each Westvaco Option.

               (ii) All outstanding shares of capital stock of Westvaco are, and all shares that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.2(c), and except for changes since July 31, 2001 resulting from the issuance of shares of Westvaco Common Stock pursuant to Westvaco Options or as expressly permitted by Section 5.1(b)(ii) of this Agreement (including by being set forth in Section 5.1(b)(ii) of the Westvaco Disclosure Schedule), (A) there are not issued or outstanding (x) any shares of capital stock or other voting securities of Westvaco, (y) any securities of Westvaco or any Westvaco subsidiary convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting securities of Westvaco or (z) any warrants, calls, options or other rights to acquire from Westvaco or any Westvaco subsidiary (including any subsidiary trust), or obligations of Westvaco or any Westvaco subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting securities of Westvaco, and (B) there are no outstanding obligations of Westvaco or any Westvaco subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) Subsidiaries.
              ------------

               (i) Exhibit 21 to Westvaco's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 includes all the subsidiaries of Westvaco which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC. Except as set forth on such Exhibit and for director qualifying shares, all outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Westvaco, free and clear of all Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

               (ii) There are no outstanding (A) securities of Westvaco or any Westvaco subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Westvaco subsidiary, (B) warrants, calls, options or other rights to acquire from Westvaco or any Westvaco subsidiary, or obligations of Westvaco or any Westvaco subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Westvaco subsidiary or (C) obligations of Westvaco or any Westvaco subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Westvaco subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

               (iii) Other than the Westvaco subsidiaries, Westvaco does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Westvaco and its subsidiaries as a whole.

        (e) SEC Documents; Undisclosed Liabilities.
            --------------------------------------

               (i) Westvaco and its subsidiaries have filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since May 1, 1999 (the "WESTVACO SEC DOCUMENTS"). As of their respective dates, the Westvaco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Westvaco SEC Documents, and none of the Westvaco SEC Documents when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) The financial statements of Westvaco included in the Westvaco SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Westvaco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

               (iii) Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (C) for liabilities incurred since May 1, 2001 in the ordinary course of business consistent with past practice, neither Westvaco nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Westvaco.

          (f) Information Supplied. None of the information supplied or to be
              --------------------
supplied by Westvaco specifically for inclusion or incorporation by reference in
(i) the Form S- 4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Westvaco's stockholders or at the time of the Westvaco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Westvaco with respect to statements made or incorporated by reference therein based on information supplied by Mead specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

          (g) Absence of Certain Changes or Events. Except for liabilities
              ------------------------------------
incurred in connection with this Agreement or the transactions contemplated hereby, and except as would be permitted by Section 5.1(b) as if Section 5.1(b) were applicable as of May 1, 2001 (including by being set forth in Section 5.1(b) of the Westvaco Disclosure Schedule), since May 1, 2001, Westvaco and its subsidiaries have conducted their businesses only in the ordinary course consistent with past practice or as disclosed in any Westvaco SEC Document filed since such date and prior to the date hereof, and since May 1, 2001 and, with respect to clauses (ii) through (vi), prior to the date hereof, there has not been: (i) any material adverse change in Westvaco, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Westvaco or any of its subsidiaries (other than regular quarterly dividends of $0.22 per share of Westvaco Common Stock), (iii) any split, combination or reclassification of any of the capital stock of Westvaco or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of Westvaco or any of its subsidiaries, except for issuances of Westvaco Common Stock in connection with Westvaco's Investor Services Plan or upon exercise of Westvaco Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 5.1(b) (taking into account Section 5.1(b) of the Westvaco Disclosure Schedule), (iv) except insofar as may have been disclosed in Westvaco SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "WESTVACO FILED SEC DOCUMENTS") or required by a change in GAAP, any change in accounting methods, principles or practices by Westvaco materially affecting its assets, liabilities or business,
(v) except insofar as may have been disclosed in the Westvaco Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Westvaco or any of its tax attributes or any settlement or compromise of any material income tax liability or (vi) any action taken by Westvaco or any of the Westvaco subsidiaries during the period from May 1, 2001, through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1(b) (taking into account Section 5.1(b) of the Westvaco Disclosure Schedule).

          (h) Compliance with Applicable Laws; Outstanding Orders.
              ---------------------------------------------------

               (i) Westvaco, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Westvaco and its subsidiaries (the "WESTVACO PERMITS") except where the failure to have any such Westvaco Permits, individually or in the aggregate, would not have a material adverse effect on Westvaco. Except as specifically disclosed in the Westvaco Filed SEC Documents, Westvaco and its subsidiaries are in compliance with the terms of the Westvaco Permits and all Applicable Laws relating to Westvaco and its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Westvaco. Except as disclosed in the Westvaco Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action, investigation or proceeding by any person, in each case with respect to Westvaco or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Westvaco, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to (A) have a material adverse effect on Westvaco or (B) impair the ability of Westvaco to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated hereby.

               (ii) Neither Westvaco nor any Westvaco subsidiary is subject to any outstanding order, injunction or decree that has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Westvaco or prevent or materially delay the consummation of the transactions contemplated hereby.

               (i) Litigation. There is no Action pending against or, to the
                   ----------
knowledge of Westvaco, threatened against or affecting Westvaco or any of its subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Entity except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Westvaco, materially impair the ability of Westvaco to perform its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated hereby.

               (j) Absence of Changes in Benefit Plans. Westvaco has delivered
                   -----------------------------------
to Mead or made available to Mead for review true and complete copies of (i) all severance and employment agreements between Westvaco, on the one hand, and of its directors, executive officers or key employees, on the other hand, (ii) all severance programs and policies of each of Westvaco and each Westvaco subsidiary affecting U.S. employees, and (iii) all plans or arrangements of Westvaco and each Westvaco subsidiary relating to its employees that contain change in control provisions and, in each case, that has not been filed as an exhibit to a Westvaco Filed SEC Document. With respect to each Westvaco Benefit Plan (as defined in this Section 4.2(j)) that covers individuals employed in the United States, Westvaco has delivered or made available to Mead a true, correct and complete copy of: (i) the most recent annual report (Form 5500 Series) and accompanying schedule, if any; (ii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iii) the most recent annual financial report, if any; and (iv) the most recent actuarial report, if any. Since May 1, 2001, except as would be permitted by Section 5.1(b) as if Section

5.1(b) were applicable as of May 1, 2001 (including by being set forth in Section 5.1(b) of the Westvaco Disclosure Schedule), there has not been any adoption or amendment by Westvaco or any of its subsidiaries of any Westvaco Benefit Plan or Westvaco Collective Bargaining Agreement that, when aggregated with other such adoptions or amendments, materially increases the obligations and liabilities of Westvaco and its subsidiaries under the Westvaco Collective Bargaining Agreements and the Westvaco Benefit Plans. "WESTVACO BENEFIT PLANS" shall mean, with respect to current or former directors, officers or employees of Westvaco or any of its subsidiaries, any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding, in each case, with respect to which Westvaco or any of its subsidiaries could have any liability. Since May 1, 2001, there has not been any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Westvaco pension plans, or any material change in the manner in which contributions to any Westvaco pension plans are made or the basis on which such contributions are determined. Since May 1, 2001, neither Westvaco nor any Westvaco subsidiary has amended any Westvaco Options or any Westvaco Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

          (k) Benefit Plans.
              -------------

               (i) Each Westvaco Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Westvaco Benefit Plan that individually or in the aggregate would not have a material adverse effect on Westvaco. To the knowledge of Westvaco, the Westvaco Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all Westvaco Collective Bargaining Agreements (as defined in this Section 4.2(k)), except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Westvaco. Each Westvaco Benefit Plan that is intended to be qualified under section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Westvaco Benefit Plan that is intended to be exempt from federal income taxation under section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Westvaco, no fact or event has occurred since the date of any determination letter from the IRS that could affect adversely the qualified status of any such Westvaco Benefit Plan or the exempt status of any such trust except for facts or events that can be cured without any material liability on the part of Westvaco and its subsidiaries.

               (ii) With respect to each of the Westvaco Benefit Plans which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. No Westvaco Benefit Plan nor any trust established under a Westvaco Benefit Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Westvaco Benefit Plans ended prior to the date of this Agreement.

               (iii) No Westvaco Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

               (iv) Westvaco has previously provided to Mead a list of each collective bargaining or other labor union contract applicable to persons employed by Westvaco or any of its subsidiaries to which Westvaco or any of its subsidiaries is a party (each a "WESTVACO COLLECTIVE BARGAINING AGREEMENT"). No Westvaco Collective Bargaining Agreement is being negotiated or renegotiated by Westvaco or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Westvaco or any of its subsidiaries pending or, to the knowledge of Westvaco, threatened that may interfere with the respective business activities of Westvaco or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Westvaco. As of the date of this Agreement, to the knowledge of Westvaco, none of Westvaco, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Westvaco or any of its subsidiaries, and there is no material charge or complaint against Westvaco or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

               (v) No employee of Westvaco or any Westvaco subsidiary will be entitled to any material payment, additional benefits or any acceleration of the time of funding (through a grantor trust or otherwise), payment or vesting of any benefits under any Westvaco Benefit Plan as a result of the transactions contemplated by this Agreement by virtue of their status as a "Change in Control" (including equivalent terms such as "Significant Change") within the meaning of the Westvaco Benefit Plans (either alone or in conjunction with any other event such as a termination of employment).

               (vi) Except as would not have a material adverse effect on Westvaco, there are no material unresolved claims or disputes under the terms of, or in connection with, any Westvaco Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

               (vii) To the knowledge of Westvaco, no non-exempt "prohibited transaction" (within the meaning of section 4975(c) of the Code) involving any Westvaco Benefit Plan has occurred that could subject Westvaco to any material tax penalty or other cost or liability (by indemnification or otherwise).

               (viii) No liability under Title IV of ERISA has been incurred and not yet satisfied by Westvaco or any of its subsidiaries, or any trade or business (whether or not incorporated) that together with Westvaco or such subsidiary would have been deemed a "single employer" within the meaning of section 4001(b) of ERISA at any time within the six-year period ending on the Closing Date (a "WESTVACO ERISA AFFILIATE") since the effective date of ERISA that has not been satisfied in full. No condition exists that presents a material risk to Westvaco or any of its subsidiaries of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation. To the extent this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Westvaco Benefit Plans, but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Westvaco or any of its subsidiaries or a Westvaco ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the Closing Date.

               (ix) To the knowledge of Westvaco, all Westvaco Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

               (x) Westvaco has taken such actions as are necessary to assure that no funding of any Westvaco grantor trust is required to occur in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (l) Taxes.
              -----

               (i) Each of Westvaco and its subsidiaries has timely filed or has caused to be timely filed all material Tax Returns required to be filed by, or with respect to, Westvaco and its subsidiaries and all such Tax Returns are true, complete, and correct in all material respects. Westvaco and each of its subsidiaries have paid (or Westvaco has paid or caused to be paid on its behalf) all Taxes shown as due on such Tax Returns, and the most recent financial statements contained in the Westvaco Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Westvaco and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against Westvaco or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Westvaco.

               (iii) Neither Westvaco nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to preclude (A) the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code or (B) either of the Mergers from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

               (iv) There is no audit, assessment, deficiency, claim, investigation, examination, matter in controversy, proposed adjustment, refund litigation or other proceeding (judicial or administrative) currently pending with regard to any Taxes or Tax Returns of Westvaco or its subsidiaries the adverse outcome of which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Westvaco.

               (v) Neither Westvaco nor any of its subsidiaries is liable for any Tax imposed on any other entity, except as the result of the application of Treasury Regulations Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Westvaco is the common parent.

               (vi) There are no liens for Taxes on any of the assets of Westvaco or its subsidiaries, except for statutory liens for Taxes that are not yet due and payable.

               (vii) Neither Westvaco nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement that could result, individually or in aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (viii) Neither Westvaco nor any of its subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only Westvaco and subsidiaries of Westvaco) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to material Taxes for any taxable period for which the statute of limitations has not expired (taking into account all applicable extensions).

               (ix) No election under section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat Westvaco or any of its subsidiaries as a consenting corporation, as defined in section 341 of the Code.

          (m) Voting Requirements.
              -------------------

          The affirmative vote at the Westvaco Stockholders Meeting (the "WESTVACO STOCKHOLDER APPROVAL") of the holders of a majority of all outstanding shares of Westvaco Common Stock entitled to vote at a duly convened and held meeting of Westvaco stockholders is the only vote of the holders of any class or series of Westvaco's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Westvaco Merger.

          (n) Rights Agreement. The Board of Directors of Westvaco has resolved
              ----------------
to, and promptly after the execution hereof Westvaco shall, take all action necessary to render the Westvaco Rights inapplicable to this Agreement, the Mergers and the other transactions contemplated hereby and to cause the Westvaco Rights to expire immediately prior to the Effective Time.

          (o) Takeover Statutes and Charter Provisions. The Board of Directors
              ----------------------------------------
of Westvaco has taken all action necessary to render Section 203 of the DGCL, any other potentially applicable anti-takeover or similar statute or regulation and the provisions of Article Eleventh of the Westvaco Certificate inapplicable to this Agreement and the transactions contemplated hereby.

          (p) Intellectual Property. Westvaco and its subsidiaries own, free and
              ---------------------
clear of all Liens, or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations, as currently conducted or as contemplated by them to be conducted, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Westvaco. The conduct of Westvaco's and its subsidiaries' businesses, as currently conducted or contemplated by them to be conducted, does not interfere, infringe, misappropriate, dilute or violate any of the Intellectual Property rights of any third party, except for interferences, infringements, misappropriations, dilutions or violations which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on Westvaco. To the knowledge of Westvaco, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Intellectual Property rights of Westvaco or any of its subsidiaries, except for interferences, infringements, misappropriations, dilutions or violations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Westvaco.

          (q) Certain Contracts. Except as set forth in the Westvaco Filed SEC
              -----------------
Documents, neither Westvaco nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (ii) any non- competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the businesses of Westvaco and its subsidiaries (including, for purposes of this Section 4.2(q), Parent, Mead and its subsidiaries, assuming the Mergers have taken place), taken as a whole, is or would be conducted (all contracts of the types described in clauses (i) and (ii), collectively, the "WESTVACO MATERIAL CONTRACTS"). Westvaco has delivered to Mead or provided to Mead for review, prior to the execution of this Agreement, true and complete copies of all Westvaco Material Contracts not filed as exhibits to the Westvaco Filed SEC Documents. Each Westvaco Material Contract is valid and binding on Westvaco (or, to the extent a Westvaco subsidiary is a party, such subsidiary) and is in full force and effect, and Westvaco and each Westvaco subsidiary have in all material respects performed all obligations required to be performed by them to date under each Westvaco Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Westvaco. Neither Westvaco nor any Westvaco subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Westvaco, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Westvaco Material Contract.

          (r) Environmental Protection.
              ------------------------

               (i) Except as set forth in the Westvaco Filed SEC Documents:

                    (1) Westvaco and each of the Westvaco subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.1(r)(ii)(2)) and neither Westvaco nor any of the Westvaco subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that Westvaco or any of the Westvaco subsidiaries is not in such compliance with applicable Environmental Laws, except where the failure to so comply or where such alleged non-compliance would not have a material adverse effect on Westvaco. To the knowledge of Westvaco, compliance with all applicable Environmental Laws will not require Westvaco or any Westvaco subsidiary to incur costs, beyond those currently budgeted for the three Westvaco fiscal years beginning with November 1, 2000, that will be reasonably likely to result in a material adverse effect on Westvaco, including, but not limited to, the costs of pollution control equipment that are known or anticipated to be required in the future.

                    (2) Westvaco and each of the Westvaco subsidiaries have obtained or have applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a material adverse effect on Westvaco, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Westvaco and the Westvaco subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply would not reasonably likely have a material adverse effect on Westvaco.

                    (3) To the best knowledge of Westvaco, there are no Environmental Claims (as defined in Section 4.1(r)(ii)(1)), individually or in the aggregate, that would have a material adverse effect on Westvaco pending (A) against Westvaco or any of the Westvaco subsidiaries, (B) against any person or entity whose liability for any Environmental Claim Westvaco or any of the Westvaco subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which Westvaco or any of the Westvaco subsidiaries owns, leases or manages, in whole or in part.

                    (4) Westvaco has no knowledge of any Releases (as defined in Section 4.1(r)(ii)(4)) of any Hazardous Material (as defined in
          Section 4.1(r)(ii)(3)) that would be reasonably likely to form the basis of any Environmental Claim against Westvaco or any of the Westvaco subsidiaries, or against any person or entity whose liability for any Environmental Claim Westvaco or any of the Westvaco subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claims, individually or in the aggregate, that would not reasonably likely have a material adverse effect on Westvaco.

          (s) Opinion of Financial Advisors. Westvaco has received the opinion
              -----------------------------
of Greenhill & Co., LLC and Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Westvaco Exchange Ratio is fair from a financial point of view to Westvaco's stockholders.

          (t) Brokers. Except for fees payable to Greenhill & Co., LLC and
              -------
Morgan Stanley & Co. Incorporated, pursuant to engagement letters, dated as of August 20, 2001 and August 28, 2001, respectively, no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Westvaco.

                                   ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.1 Conduct of Business.
     --------------------------------

          (a) Conduct of Business by Mead. Except as set forth in Section 5.1(a)
              ---------------------------
of the Mead Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Westvaco in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Mead shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions, including those exceptions set forth on Section 5.1(a) of the Mead Disclosure Schedule), during the period from the date of this Agreement to the Effective Time, Mead shall not, and shall not permit any of its subsidiaries to, in either instance without the written consent of Westvaco, which consent shall not be unreasonably withheld or delayed:

               (i) (A) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Mead to its parent or by a subsidiary that is partially owned by Mead or any of its subsidiaries, provided that Mead or any such subsidiary receives or is to receive its proportionate share thereof and regular quarterly cash dividends of $0.17 per share payable by Mead on shares of Mead Common Stock consistent with past practice, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Mead or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (1) the issuance of Mead Common Stock upon the exercise of Mead Options outstanding as of the date hereof in accordance with their present terms, (2) the issuance of new Mead Options, to the extent required, upon the exercise of Mead Options outstanding as of the date hereof that include an automatic reload feature, or (3) the issuance of Mead Common Stock upon the exercise of such new Mead Options);

               (iii) except as contemplated hereby, amend the Mead Articles, its regulations or other comparable organizational documents;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity or other securities of, or by any other manner, any business or any person;

               (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets other than in the ordinary course of business consistent with past practice;

               (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility or commercial paper facility in effect as of the date hereof (including any replacement facilities) in the ordinary course of business consistent with past practice;

               (vii) settle or compromise any material claim, action or proceeding (including any material claim, action or proceeding relating to Taxes) involving money damages, except in the ordinary course of business consistent with past practice;

               (viii) make any material Tax election except in the ordinary course of business consistent with past practice;

               (ix) other than in the ordinary course of business, enter into or terminate any material contract or agreement or make any change in any material lease or contract, other than amendments or renewals of contracts and leases without material adverse changes of terms;

               (x) grant to any current or former director, officer or other employee of Mead or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions or normal increases of base pay, bonuses, compensation or benefits, in each case, (1) in the ordinary course of business or (2) as required under any employment agreement or Mead Collective Bargaining Agreement as in effect on the date hereof or (3) as required by applicable law or (4) in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business; commit itself to, or enter into, any employment agreement involving base salary of more than $200,000 per year or a term of more than one year; accelerate the timing or funding (through a grantor trust or otherwise) of payments or vesting under any Mead Benefit Plans; or adopt or commit itself to any new Mead Benefit Plan or other benefit, compensation or stock option plan or arrangement or otherwise amend or supplement any Mead Benefit Plan (other than as may be required by applicable law, an employment agreement as in effect on the date hereof, or by a Mead Collective Bargaining Agreement or in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business) in such a manner as would, when aggregated with other such actions, materially increase Mead's obligations (including obligations to fund benefits) under the Mead Benefit Plans;

               (xi) enter into any agreements or arrangements that limit or otherwise restrict Mead or any of its subsidiaries, or that would, after the Effective Time, limit or restrict

Parent or any of its subsidiaries, from engaging or competing in any line of business or in any geographic area;

               (xii) change any of the accounting methods used by Mead or any of its subsidiaries, unless required by GAAP; or

               (xiii) authorize, or commit or agree to take, any of the foregoing actions; PROVIDED, HOWEVER, that the limitations set forth in this
Section 5.1(a) (other than clause (iii)) shall not apply to any transaction between Mead and any wholly owned subsidiary of Mead or between any wholly owned subsidiaries of Mead.

Notwithstanding the foregoing, from the date hereof until the Effective Time, Mead and its subsidiaries may (x) make acquisitions of property, assets or any business (other than pursuant to a merger or consolidation with or into Mead) so long as no one acquisition or series of related acquisitions involves the payment of consideration in an amount in excess of $50 million, and all acquisitions pursuant to this clause (x) do not involve the payment of consideration in excess of $150 million, in the aggregate, and (y) sell, transfer or otherwise dispose of assets or property so long as Mead and its subsidiaries do not sell, transfer and otherwise dispose of assets and property pursuant to this clause (y) having a fair market value in excess of $50 million, individually or $150 million, in the aggregate.

          (b) Conduct of Business by Westvaco. Except as set forth in Section
              -------------------------------
5.1(b) of the Westvaco Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Mead in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Westvaco shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions, including those exceptions set forth on Section 5.1(b) of the Westvaco Disclosure Schedule), during the period from the date of this Agreement to the Effective Time, Westvaco shall not, and shall not permit any of its subsidiaries to, in either instance without the written consent of Mead, which consent shall not be unreasonably withheld or delayed:

               (i) (A) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Westvaco to its parent or by a subsidiary that is partially owned by Westvaco or any of its subsidiaries, provided that Westvaco or any such subsidiary receives or is to receive its proportionate share thereof and regular quarterly cash dividends of $0.22 per share payable by Westvaco on shares of Westvaco Common Stock consistent with past practices, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock or the capital stock of any of its subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or the capital stock of any of its subsidiaries, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Westvaco or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such share s, voting securities or convertible securities (other than the issuance of Westvaco Common Stock upon the exercise of Westvaco Options outstanding as of the date hereof in accordance with their present terms or the issuance of Westvaco Options);

               (iii) except as contemplated hereby, amend the Westvaco Certificate, its by-laws or other comparable organizational documents;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity or other securities of, or by any other manner, any business or any person;

               (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets other than in the ordinary course of business consistent with past practice;

               (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility or commercial paper facility in effect as of the date hereof (including any replacement facilities) in the ordinary course of business consistent with past practice;

               (vii) settle or compromise any material claim, action or proceeding (including any material claim, action or proceeding relating to Taxes) involving money damages, except in the ordinary course of business consistent with past practice;

               (viii) make any material Tax election except in the ordinary course of business consistent with past practice;

               (ix) other than in the ordinary course of business, enter into or terminate any material contract or agreement or make any change in any material lease or contract, other than amendments or renewals of contracts and leases without material adverse changes of terms;

               (x) grant to any current or former director, officer or other employee of Westvaco or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay, bonuses, compensation or benefits, in each case, (1) in the ordinary course of business or (2) as required under any employment agreement or Westvaco Collective Bargaining Agreement as in effect on the date hereof or (3) as required by applicable law or (4) in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business; commit itself to, or enter into, any employment agreement involving base salary of more than $200,000 per year or a term of more than one year; accelerate the timing or funding (through a grantor trust or otherwise) of payments or vesting under any Westvaco Benefit Plan; or adopt or commit itself to any new Westvaco Benefit Plan or other benefit, compensation or stock option plan or arrangement or otherwise amend or supplement any Westvaco Benefit Plan (other than as may be required by applicable law, an employment agreement as in effect on the date hereof, or by a Westvaco Collective Bargaining Agreement or in the course of a collective bargaining process required by applicable law and conducted in the ordinary course of business) in such a manner as would, when aggregated with other such actions, materially increase Westvaco's obligations (including obligations to fund benefits) under the Westvaco Benefit Plans.

               (xi) enter into any agreements or arrangements that limit or otherwise restrict Westvaco or any of its subsidiaries, or that would, after the Effective Time, limit or restrict Parent or any of its subsidiaries, from engaging or competing in any line of business or in any geographic area

               (xii) change any of the accounting methods used by Westvaco or any of its subsidiaries, unless required by GAAP; or

               (xiii) authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 5.1(b) (other than clause (iii)) shall not apply to any transaction between Westvaco and any wholly owned subsidiary of Westvaco or between any wholly owned subsidiaries of Westvaco.

Notwithstanding the foregoing, from the date hereof until the Effective Time, Westvaco and its subsidiaries may (x) make acquisitions of property, assets or any business (other than pursuant to a merger or consolidation with or into Westvaco) so long as no one acquisition or series of related acquisitions involves the payment of consideration in an amount in excess of $50 million, and all acquisitions pursuant to this clause (x) do not involve the payment of consideration in excess of $150 million, in the aggregate, and (y) sell, transfer or otherwise dispose of assets or property so long as Westvaco and its subsidiaries do not sell, transfer and otherwise dispose of assets and property pursuant to this clause (y) having a fair market value in excess of $50 million, individually or $150 million, in the aggregate.

          (c) Other Actions. Except as required by law, during the period from
              -------------
the date of this Agreement to the Effective Time, none of Mead, Parent, Michael Merger Sub, William Merger Sub or Westvaco shall, or shall it permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time or (iii) any of the conditions to the Mead Merger or the Westvaco Merger set forth in Article VII not being satisfied.

          (d) Advice of Changes. During the period from the date of this
              -----------------
Agreement to the Effective Time, each of Mead and Westvaco shall promptly advise the other orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of such party's representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.2 No Solicitation by Mead.
     ------------------------------------

          (a) Mead shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction (as hereinafter defined) or
(ii) participate in any substantive discussions or negotiations regarding any Alternative Transaction; PROVIDED, HOWEVER, that (x) if, at any time prior to obtaining the Mead Shareholder Approval, the Board of Directors of Mead determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or participate in such negotiations or discussions could reasonably be expected to constitute a breach by Mead's Board of Directors of its fiduciary duties to Mead's shareholders under applicable law and (y) after giving two business days' notice to Westvaco of its intention to do so, Mead may, in response to any such proposal that was not solicited by it and that did not otherwise result from a breach of this Section 5.2(a), and subject to compliance with Section 5.2(c), (A) furnish information with respect to Mead and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality generally no less restrictive than the terms of the confidentiality agreement, dated August 7, 2001, entered into between Westvaco and Mead (the "CONFIDENTIALITY AGREEMENT") and (B) participate in substantive discussions or negotiations regarding such proposal. For purposes of this Agreement, "ALTERNATIVE TRANSACTION" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Westvaco and its subsidiaries and other than Mead and its subsidiaries (a "THIRD PARTY") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Westvaco or Mead, as the case may be, whether from Westvaco or Mead or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Westvaco or any of its significant subsidiaries or Mead or any of its significant subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger of equals" and whether or not Westvaco or any of its significant subsidiaries or Mead or any of its significant subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Westvaco or Mead, as the case may be, and any entity surviving any merger or combination including any of them) of Westvaco or any of its subsidiaries or Mead or any of its subsidiaries, as the case may be, for consideration equal to 20% or more of the fair market value of all of the outstanding shares of Westvaco Common Stock or all of the outstanding shares of Mead Common Stock, as the case may be, on the date prior to the date hereof.

          (b) Neither the Board of Directors of Mead nor any committee thereof shall (i) except as determined in good faith by the Board of Directors of Mead that such action is required to satisfy its fiduciary duties under applicable law or, if in response to a Mead Superior Proposal, in compliance with the following sentence, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Westvaco, the approval or recommendation by such Board of Directors or such committee of the Mead Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction or (iii) cause Mead to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to obtaining the Mead Shareholder Approval, the Board of Directors of Mead determines in good faith, after it has received a Mead Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so could reasonably be expected to constitute a breach by the Board of Directors of Mead of its fiduciary duties to Mead's shareholders under applicable law, the Board of Directors of Mead may (subject to this and the following sentences) inform Mead's shareholders that it no longer believes that the Mead Merger or this Agreement is advisable and no longer recommends adoption and/or approval (a "MEAD SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth business day following Westvaco's receipt of written notice from Mead advising Westvaco that the Board of Directors of Mead has received a Mead Superior Proposal specifying the material terms and conditions of such Mead Superior Proposal, identifying the person making such Mead Superior Proposal and stating that it intends to make a Mead Subsequent Determination. For purposes of this Agreement, a "MEAD SUPERIOR PROPOSAL" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction that has not been solicited or facilitated in breach of Section 5.2(a) and on terms that the Board of Directors of Mead determines in its good faith judgment (after obtaining advice from a financial advisor of nationally recognized reputation) to be more favorable to Mead's shareholders than the Mergers, taking into account all relevant factors (including (i) whether, in the good faith judgment of the Board of Directors of Mead, after obtaining advice from a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction and (ii) any proposed changes to this Agreement that may be proposed by Westvaco in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Mead shall submit this Agreement to its shareholders whether or not the Board of Directors of Mead makes a Mead Subsequent Determination, assuming such a shareholder vote would be effective under the OGCL.

          (c) In addition to the obligations of Mead set forth in Sections 5.2(a) and (b), Mead shall promptly advise Westvaco orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Mead shall keep Westvaco reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

          (d) Nothing contained in this Section 5.2 shall prohibit Mead (i) from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of Mead, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Mead's shareholders under applicable law.

     SECTION 5.3 No Solicitation by Westvaco.
     -----------------------------------------

          (a) Westvaco shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction or (ii) participate in any substantive discussions or negotiations regarding any Alternative Transaction; PROVIDED, HOWEVER, that (x) if, at any time prior to obtaining the Westvaco Stockholder Approval, the Board of Directors of Westvaco determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or participate in such negotiations or discussions could reasonably be expected to constitute a breach by the Board of Directors of Westvaco of its fiduciary duties to Westvaco's stockholders under applicable law and (y) after giving two business days' notice to Mead of its intention to do so, Westvaco may, in response to any such proposal that was not solicited by it and that did not otherwise result from a breach of this Section 5.3(a), and subject to compliance with Section 5.3(c), (A) furnish information with respect to Westvaco and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality generally no less restrictive than the terms of the Confidentiality Agreement and (B) participate in substantive discussions and negotiations regarding such proposal.

          (b) Neither the Board of Directors of Westvaco nor any committee thereof shall (i) except as determined in good faith by the Board of Directors of Westvaco that such action is required to satisfy its fiduciary duties under applicable law or, if in response to a Westvaco Superior Proposal, in compliance with the following sentence, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Mead, the approval or recommendation by such Board of Directors or such committee of the Westvaco Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction or (iii) cause Westvaco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to obtaining the Westvaco Stockholder Approval, the Board of Directors of Westvaco determines in good faith, after it has received a Westvaco Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so could reasonably be expected to constitute a breach by the Board of Directors of Westvaco of its fiduciary duties to Westvaco's stockholders under applicable law, the Board of Directors of Westvaco may (subject to this and the following sentences) inform Westvaco stockholders that it no longer believes that the Westvaco Merger or this Agreement is advisable and no longer recommends adoption and/or approval (a "WESTVACO SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth business day following

Mead's receipt of written notice from Westvaco advising Mead that the Board of Directors of Westvaco has received a Westvaco Superior Proposal, specifying the material terms and conditions of such Westvaco Superior Proposal, identifying the person making such Westvaco Superior Proposal and stating that it intends to make a Westvaco Subsequent Determination. For purposes of this Agreement, a "WESTVACO SUPERIOR PROPOSAL" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction that has not been solicited or facilitated in breach of
Section 5.3(a) and on terms that the Board of Directors of Westvaco determines in its good faith judgment (after obtaining advice from a financial advisor of nationally recognized reputation) to be more favorable to Westvaco's stockholders than the Mergers, taking into account all relevant factors (including (i) whether, in the good faith judgment of the Board of Directors of Westvaco, after obtaining advice from a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction and (ii) any proposed changes to this Agreement that may be proposed by Mead in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Westvaco shall submit this Agreement to its stockholders whether or not the Board of Directors of Westvaco makes a Westvaco Subsequent Determination.

          (c) In addition to the obligations of Westvaco set forth in paragraphs
(a) and (b) of this Section 5.3, Westvaco shall promptly advise Mead orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Westvaco shall keep Mead reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

          (d) Nothing contained in this Section 5.3 shall prohibit Westvaco from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of Westvaco, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Westvaco's stockholders under applicable law.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.1 Preparation of the Form S-4 and the Joint Proxy Statement;
     -----------------------------------------------------------------------
     Stockholders Meetings.
     ----------------------

          (a) As soon as practicable following the date of this Agreement, Mead and Westvaco shall prepare and file with the SEC the Joint Proxy Statement, and Mead shall prepare and cause Parent to file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Mead and Westvaco shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Mead and Westvaco shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Mead and Parent shall provide Westvaco with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/ Prospectus or the Form S-4 shall be made without the approval of both Mead and Westvaco, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or the combined entity; and provided further that this approval right shall not apply with respect to information relating to a Mead Subsequent Determination or a Westvaco Subsequent Determination. Mead shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Mead's shareholders, and Westvaco shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Westvaco's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Mead shall advise Westvaco promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Mead or Westvaco, or any of their respective affiliates, officers or directors, should be discovered by Mead or Westvaco that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Mead and Westvaco.

          (b) Mead shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its shareholders (the "MEAD SHAREHOLDERS MEETING") in accordance with the OGCL for the purpose of obtaining the Mead Shareholder Approval and shall, subject to the provisions of Section 5.2(b), through its Board of Directors, recommend to its shareholders the approval and/or adoption of this Agreement, the Mead Merger and the other transactions contemplated hereby.

          (c) Westvaco shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its stockholders (the "WESTVACO STOCKHOLDERS MEETING") in accordance with the DGCL for the purpose of obtaining the Westvaco Stockholder Approval and shall, subject to the provisions of Section 5.3(b), through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Westvaco Merger and the other transactions contemplated hereby.

          (d) Westvaco and Mead shall use reasonable best efforts to hold the Mead Shareholders Meeting and the Westvaco Stockholders Meeting on the same date and as soon as reasonably practicable after the date hereof.

     SECTION 6.2 Access to Information; Confidentiality.
     ---------------------------------------------------

          Subject to the Confidentiality Agreement and subject to applicable law, each of Mead and Westvaco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access, during normal business hours during the period from the date of this Agreement to the Effective Time, to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not unreasonably interfere with the business or operations of such party), and during such period, each of Mead and Westvaco shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 6.2 shall affect any representation or warranty given by the other party hereto. Each of Mead and Westvaco shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     SECTION 6.3 Reasonable Best Efforts.
     -----------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities, including any required action or non-action under the Antitrust Laws (the "REQUIRED CONSENTS") prior to the Effective Time, and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain a

Required Consent from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangements, from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (ii) appropriate filings, if any are required, pursuant to the EC Merger Regulation and/or other foreign regulatory authorities in accordance with applicable Foreign Laws, and (iii) all other necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be formally or informally requested pursuant to the Antitrust Laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the Antitrust Laws and the receipt of the Required Consents as soon as practicable. Notwithstanding anything to the contrary in this Agreement, neither Mead nor Westvaco shall be required to hold separate (including by trust or otherwise) or divest any of its businesses or assets or enter into any consent decree or other agreement that would restrict it in the conduct of its business as heretofore conducted if such action is reasonably likely to have a material adverse effect on Parent (after giving effect to the Mergers), including a material adverse effect on the total benefits expected to be realized by Parent after completion of the Mergers.

          (b) Each of the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party, hereto in connection with proceedings under or relating to any Antitrust Law. Each of the parties will (i) promptly notify the other party of any communication received by that party from, or given by it to, any Governmental Entity and, subject to applicable law, if practicable, permit the other party to review in advance any proposed written communication to any such Governmental Entity and incorporate the other party's reasonable comments, (ii) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and (iii) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Merger.

     SECTION 6.4 Indemnification, Exculpation and Insurance.
     -------------------------------------------------------

          (a) Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Westvaco Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date of this Agreement, a director or officer of Westvaco, any of its subsidiaries or affiliates, or of any of its successors and assigns (individually a "WESTVACO INDEMNIFIED PARTY" and collectively the "WESTVACO INDEMNIFIED PARTIES"), to the same extent and in the same manner as is now provided in the Westvaco Certificate or its by-laws or otherwise in effect on the date hereof (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, or shall cause the Westvaco Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Westvaco on the date hereof; PROVIDED, HOWEVER, that Parent or the Westvaco Surviving Corporation may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; and PROVIDED, FURTHER, that if the aggregate annual premiums for such policies at any time during such period will exceed 150% of the per annum premium rate paid by Westvaco and its subsidiaries as of the date hereof for such policies, then Parent shall, or shall cause the Westvaco Surviving Corporation to, provide only such coverage as will then be available at an annual premium equal to 150% of such rate (or, if greater, the amount paid for insurance pursuant to Section 6.4(b)).

          (b) Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Mead Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date of this Agreement, a director or officer of Mead, any of its subsidiaries or affiliates, or of any of its successors and assigns (individually an "MEAD INDEMNIFIED PARTY" and collectively the "MEAD INDEMNIFIED PARTIES"), to the same extent and in the same manner as is now provided in the Mead Articles or its code of regulations or otherwise in effect on the date hereof (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent shall, or shall cause the Mead Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Mead on the date hereof ; PROVIDED, HOWEVER, that Parent or the Mead Surviving Corporation may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; and PROVIDED, FURTHER, that if the aggregate annual premiums for such policies at any time during such period will exceed 150% of the per annum premium rate paid by Mead and its subsidiaries as of the date hereof for such policies, then Parent shall, or shall cause the Mead Surviving Corporation to, provide only such coverage as will then be available at an annual premium equal to 150% of such rate (or, if greater, the amount paid for insurance pursuant to Section 6.4(a)).

     SECTION 6.5 Fees and Expenses.
     ------------------------------

          Except as set forth in this Section 6.5 and in Section 8.2, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the

Mergers are consummated, except that each of Westvaco and Mead shall bear and pay one-half of the costs and expenses (other than the fees and expenses of each party's attorneys and accountants, which shall be borne by the party incurring such expenses) incurred by the parties hereto in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act and similar laws of other jurisdictions (including filing fees).

     SECTION 6.6 Public Announcements.
     ---------------------------------

          The initial press release relating to the Mergers shall be a joint press release, to be agreed upon by Mead and Westvaco. Thereafter, Mead and Westvaco shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, unless such consent will have been unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation if the party making the release or statement has used its reasonable efforts to consult with the other party.

     SECTION 6.7 Affiliates.
     -----------------------

          As soon as practicable after the date hereof, each of Westvaco and Mead shall deliver to the other a letter identifying all persons who may be deemed to be, at the time this Agreement is submitted for approval and adoption by stockholders, "affiliates" of it for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date hereof. Each of Westvaco and Mead shall use reasonable best efforts to cause each person identified on its list to deliver to the other, on or before the date immediately preceding the date of filing the Form S-4, a written agreement substantially in the form attached as Exhibit D and, in the event any other person becomes an affiliate of it thereafter, to cause such person to deliver such an agreement to the other as soon as practicable but in any event at the Closing.

     SECTION 6.8 NYSE Listing.
     --------------------------

          Mead shall use reasonable best efforts to cause the Parent Common Stock issuable under Article III to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

     SECTION 6.9 Tax Treatment.
     --------------------------

          Each of Mead, Westvaco and their respective subsidiaries shall use all reasonable efforts to cause (a) the Mergers, taken together, to qualify as a transaction described in Section 351 of the Code, (b) each of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code and
(c) the delivery of the opinions of counsel referred to in Sections 7.2(d) and 7.3(d). None of Mead, Westvaco or any of their respective subsidiaries shall take any action, or allow any affiliate to take any action, reasonably likely to preclude any of the foregoing.

     SECTION 6.10 Takeover Statutes.
     --------------------------------

          If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated by this Agreement, each of the parties hereto and its respective Board of Directors shall (i) grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and (ii) otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     SECTION 6.11 Conveyance Taxes.
     ------------------------------


          Westvaco and Mead shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Westvaco and Mead shall pay on behalf of those persons holding Westvaco Common Stock and Mead Common Stock, respectively, immediately prior to the Effective Time any real estate transfer Taxes payable by such persons in connection with the Mergers.

     SECTION 6.12 Employee Benefits.
     -------------------------------

          (a) From and after the Effective Time, (i) Parent shall assume and honor all agreements and commitments listed in Section 6.12(a)(i) of the Westvaco Disclosure Schedule and Section 6.12(a)(i)(A) of the Mead Disclosure Schedule, (ii) Parent shall cause Mead to honor all agreements and commitments listed in Sections 6.12(a)(i)(B) and 6.12(a)(i)(C) of the Mead Disclosure Schedule, and (iii) Parent shall assume and honor all Westvaco Stock Plans and all Mead Stock Plans, taking such actions as are necessary to ensure that shares of Parent Common Stock may be subject to awards granted under such plans. The foregoing shall not be construed to prevent the termination of employment of any Employee (as defined below) or the amendment or termination of any particular Mead Benefit Plan or Westvaco Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time.

          (b) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any current or former director, officer or employee of Mead or Westvaco or any of their respective affiliates, as the case may be (each an "EMPLOYEE") after the Effective Time (the "NEW PLANS"), and subject to applicable law and obligations under applicable collective bargaining agreements, each Employee shall be credited with his or her years of service with Mead or Westvaco or any of their respective affiliates, as the case may be, before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar Mead Benefit Plans or Westvaco Benefit Plans, as applicable, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, and subject to applicable law and obligations under applicable collective bargaining agreements: (i) each Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans which are welfare benefit plans to the extent coverage under such New Plan replaces coverage under a comparable Mead Benefit Plan or Westvaco Benefit Plan, as applicable, in which such Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c) The parties agree that the consummation of the transactions contemplated by this Agreement (in the case of Westvaco) and the shareholder approval of this Agreement (in the case of Mead) shall constitute a "CHANGE IN CONTROL" for all purposes of all compensation and benefit plans of Westvaco and Mead (except for any tax-qualified defined benefit pension plan of Mead). The parties further agree that for purposes of this Section 6.12(c), the term "CHANGE IN CONTROL" shall include all equivalent terms as required by context (by way of illustration and not limitation, "SIGNIFICANT CHANGE").

          (d) Mead shall take (or cause to be taken) such actions with respect to benefit matters as are set forth in Section 6.12(d) of the Mead Disclosure Schedule.

          (e) Mead shall take (or shall cause to be taken) such actions as are necessary to assure that no funding of any Mead grantor trust is required to occur in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (f) Mead shall amend its 2001 Annual Incentive Plan, its Long Term Incentive Plan covering 2000-2001 and its Long Term Incentive Plan covering 2001-2002 to change the respective pro-rata payments of the then current target incentives which would otherwise become payable upon a Change in Control to pro-rata payments based on the level of actual achievement of the respective performance goals through the Effective Time.

          (g) Parent shall cause Mead to continue to provide retiree medical benefits to Mead employees who meet the requirements for such benefits, in accordance with the terms and conditions thereof in effect as of the date hereof, until at least the first anniversary of the Effective Time. During such one-year period the Chairman and the Chief Executive Officer shall discuss the retiree medical benefits program in good faith, seeking to agree on the most appropriate long-term approach to such benefits.

     SECTION 6.13 Consents of Accountants.
     -------------------------------------

          Mead and Westvaco shall use reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 will become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

     SECTION 6.14 Rights Agreements.
     -------------------------------

          (a) Prior to the Effective Time, Mead shall not redeem the Mead Rights, or amend, modify (other than to delay any "distribution date" therein or to render the Mead Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Mead Rights Agreement, unless required to do so by order of a court of competent jurisdiction.

          (b) Prior to the Effective Time, Westvaco shall not redeem the Westvaco Rights or amend, modify (other than to delay any "distribution date" therein or to render the Westvaco Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Westvaco Rights Agreement, unless required to do so by order of a court of competent jurisdiction.

     SECTION 6.15 Transfer Statutes.
     -------------------------------

          Each of Mead and Westvaco agrees to use reasonable best efforts to comply promptly with all requirements of state property transfer statutes to the extent applicable to the transactions contemplated by this Agreement and to take all actions necessary to cause the transactions contemplated hereby to be effected in compliance with such statutes. Mead and Westvaco agree that they will consult with each other to determine what, if any, actions must be taken prior to or after the Effective Time to ensure compliance with such statutes. Each of Mead and Westvaco agrees to provide the other with any documents to be submitted to the relevant state agencies prior to submission.

     SECTION 6.16 Section 16(b).
     ---------------------------

          Mead and Westvaco shall take all such steps as are reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of Mead or Westvaco (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection herewith by any individual who (a) is a director or officer of Mead or Westvaco or (b), at the Effective Time, will become a director or officer of Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     SECTION 6.17 Payment of Dividends.
     ----------------------------------

          (a) From the date of the Agreement until the Effective Time, Westvaco and Mead shall coordinate with each other regarding the declaration of dividends in respect of the shares of Westvaco Common Stock and the shares of Mead Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of Westvaco Common Stock or Mead Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Westvaco Common Stock or Mead Common Stock and the shares of Parent Common Stock any holder of shares of Westvaco Common Stock or Mead Common Stock receives in exchange therefor in connection with the Mergers.

          (b) It is the intention of Mead and Westvaco that the initial annual dividend rate on the shares of Parent Common Stock following the Mergers shall be $0.92 per share.

     SECTION 6.18 Employment Agreements.
     -----------------------------------

          At the Effective Time, Parent shall enter into employment agreements with each of Jerome F. Tatar and John A. Luke, Jr. in the form of Exhibit E and F, respectively.

     SECTION 6.19 Share Repurchase. Westvaco shall, prior to the Effective Time,
     ------------------------------
          repurchase from holders of Westvaco Common Stock at least 800,000 shares of Westvaco Common Stock, such repurchases to be made at such times prior to the Effective Time and upon such terms as determined by Westvaco.

     SECTION 6.20 Parent Taxable Year.  Mead, Westvaco and Parent confirm their
     ---------------------------------
          intention to seek to have the taxable year of Parent immediately after the Mergers be, for federal income tax purposes, the year ending on December 31 of each year. In furtherance of the foregoing, Mead, Westvaco and Parent shall, and shall cause their respective affiliates to, cooperate and consider in good faith taking appropriate actions (including seeking a ruling or other confirmation from the Internal Revenue Service) necessary to ensure that, for federal income tax purposes, the taxable year of Parent immediately after the Mergers shall be the year ending on December 31 of each year.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.1 Conditions to Each Party's Obligation to Effect The Merger.
     -------------------------------------------------------------------------

          The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the Mead Shareholder Approval and
              ---------------------
the Westvaco Stockholder Approval will have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable
              -------
to the Mergers under the HSR Act will have been terminated or will have expired.

          (c) EU Approval. The approval by the European Commission of the
              -----------
Mergers and the other transactions contemplated by this Agreement will have been obtained pursuant to the EC Merger Regulation.

          (d) Governmental, Regulatory and Other Approvals. (i) All required
              --------------------------------------------
approvals and consents of any Governmental Entity in connection with the Mergers and the consummation of the other transactions contemplated hereby (together with the matters contemplated by Sections 7.1(b) and 7.1(c), the "REQUISITE REGULATORY APPROVALS") will have been obtained (and all relevant statutory, regulatory or other waiting periods of any Governmental Entity will have expired) unless the failure to receive any such approval or consent would not, and would not be reasonably expected to, have a material adverse effect on Parent (after giving effect to the Mergers) at or after the Effective Time and
(ii) all such approvals and consents that have been obtained will be on terms that would not, and would not be reasonably expected to, have a material adverse effect on Parent (after giving effect to the Mergers) at or after the Effective Time.

          (e) No Injunctions or Restraints. No judgment, order, decree, statute,
              ----------------------------
law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "RESTRAINTS") will be in effect (i) preventing the consummation of the Mergers, or (ii) that otherwise is reasonably likely to have a material adverse effect on Mead or Westvaco, as applicable, or the effective operation of their respective businesses following consummation of the Mergers; PROVIDED, HOWEVER, that each of Mead and Westvaco will have used reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (f) Form S-4. The Form S-4 will have become effective under the
              --------
Securities Act prior to the mailing of the Joint Proxy Statement by each of Mead and Westvaco to their respective stockholders, and no stop order or proceedings seeking a stop order will be threatened by the SEC or will have been initiated by the SEC.

          (g) NYSE Listing. The shares of Parent Common Stock issuable to the
              ------------
stockholders of Mead and Westvaco as contemplated by Article III will have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 7.2 Conditions to Obligations of Westvaco.
     ---------------------------------------------------

          The obligation of Westvaco to effect the Westvaco Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Mead set forth herein will be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties (other than those set forth in Section 4.1(c)) to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a "material adverse effect" on Mead.

          (b) Performance of Obligations of Mead. Mead will have performed in
              ----------------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. Westvaco will have received an officer's
              ---------------------
certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Mead to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

          (d) Tax Opinion. Westvaco will have received an opinion of Wachtell,
              -----------
Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Westvaco, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes (i) the Mergers, taken together, will constitute a transaction described in Section 351 of the Code and/or

(ii) the Westvaco Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, each of Parent, Westvaco and William Merger Sub will be a party to the reorganization within the meaning of section 368(b) of the Code and no gain or loss will be recognized by Westvaco as a result of the Westvaco Merger. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of Parent, Westvaco, Mead and others, and the parties hereto agree to provide Wachtell, Lipton, Rosen & Katz with such certificates as it may reasonably request in connection with rendering its opinion.

     SECTION 7.3 Conditions to Obligations of Mead.
     -----------------------------------------------

          The obligations of Mead to effect the Mergers are further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Westvaco set forth herein will be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties (other than those set forth in Section 4.2(c)) to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Westvaco.

          (b) Performance of Obligations of Westvaco. Westvaco will have
              --------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. Mead will have received an officer's
              ---------------------
certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Westvaco to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

          (d) Tax Opinion. Mead will have received an opinion of Skadden, Arps,
              -----------
Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Mead, dated the date of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes (i) the Mergers, taken together, will constitute a transaction described in Section 351 of the Code and/or (ii) the Mead Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, each of Parent, Mead and Michael Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by Mead as a result of the Mead Merger. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Parent, Westvaco, Mead and others, and the parties hereto agree to provide Skadden, Arps, Slate, Meagher & Flom LLP with such certificates as it may reasonably request in connection with rendering its opinion.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination.
     ------------------------

          This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 8.1(e) or 8.1(f)) whether before or after the Mead Shareholder Approval or the Westvaco Stockholder Approval:

          (a) by mutual written consent of Westvaco and Mead;

          (b) by either Westvaco or Mead:

               (i) if the Mergers will not have been consummated by February 28, 2002 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time; PROVIDED, FURTHER, HOWEVER, that in the event any of the conditions set forth in Section 7.1(b),
Section 7.1(c) or Section 7.1(d) shall not have been satisfied by such date, the Outside Date shall be extended to May 31, 2002;

               (ii) if the Mead Shareholder Approval will not have been obtained by reason of the failure to obtain the required vote at a Mead Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iii) if the Westvaco Stockholder Approval will not have been obtained by reason of the failure to obtain the required vote at a Westvaco Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

               (iv) if any Restraint having any of the effects set forth in
Section 7.1(e) will be in effect and will have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Mergers and such denial has become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iv) will have used reasonable best efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

          (c) by Westvaco if Mead will have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (ii) is incapable of being cured by Mead or is not cured within 30 days of written notice thereof;

          (d) by Mead if Westvaco will have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) is incapable of being cured by Westvaco or is not cured within 30 days of written notice thereof;

          (e) by Westvaco, (x) at any time prior to the Mead Shareholders Meeting, if the Board of Directors of Mead will have (i) failed to include in the Joint Proxy Statement to the shareholders of Mead, its recommendation without modification or qualification that such shareholders approve and/or adopt this Agreement and the transactions contemplated hereby, (ii) subsequently withdrawn such recommendation or (iii) modified or qualified such recommendation in a manner adverse to the interests of Westvaco, or (y) if the Board of Directors of Mead shall have failed to call the Mead Shareholders Meeting in breach of Section 6.1(b) and Mead shall have failed to cure such breach on 30 days' notice from Westvaco;

          (f) by Mead, (x) at any time prior to the Westvaco Stockholders Meeting, if the Board of Directors of Westvaco will have (i) failed to include in the Joint Proxy Statement to the stockholders of Westvaco, its recommendation without modification or qualification that such stockholders adopt this Agreement and the transactions contemplated hereby, (ii) subsequently withdrawn such recommendation or (iii) modified or qualified such recommendation in a manner adverse to the interests of Mead or (y) if the Board of Directors of Westvaco shall have failed to call the Westvaco Stockholders Meeting in breach of Section 6.1(c) and Westvaco shall have failed to cure such breach on 30 days' notice from Mead;

          (g) by Westvaco, if (i) the Board of Directors of Westvaco authorizes Westvaco, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Westvaco Superior Proposal and Westvaco notifies Mead in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Mead does not make, within five business days of receipt of Westvaco's written notification of its intention to enter into a binding agreement for a Westvaco Superior Proposal, an offer that the Board of Directors of Westvaco determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Westvaco's stockholders as the Westvaco Superior Proposal, it being understood that Westvaco shall not enter into any such binding agreement during such five-day period, and (iii) Westvaco, at or prior to any termination pursuant to this Section 8.1(g), pays to Mead the Termination Fee (as defined below) set forth in Section 8.2(c); or

          (h) by Mead, if (i) the Board of Directors of Mead authorizes Mead, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Mead Superior Proposal and Mead notifies Westvaco in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Westvaco does not make, within five business days of receipt of Mead's written notification of its intention to enter into a binding agreement for a Mead Superior Proposal, an offer that the Board of Directors of Mead determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Mead's stockholders as the Mead Superior Proposal, it being understood that Mead shall not enter into any such binding agreement during such five-day period, and (iii) Mead, at or prior to any termination pursuant to this Section 8.1(h), pays to Westvaco the Termination Fee set forth in Section 8.2(b).

     SECTION 8.2 Effect of Termination.
     ----------------------------------

          (a) In the event of termination of this Agreement as provided in
Section 8.1, and subject to the provisions of Section 9.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any of the parties, except (i) as set forth in this Section 8.2 and in Sections 4.1(t), 4.2(t), 6.2 and 6.5, and (ii) nothing contained herein shall relieve any party from liability for any willful breach hereof.

          (b) If this Agreement is terminated (i) by Westvaco pursuant to
Section 8.1(e), (ii) by Westvaco or Mead pursuant to Section 8.1(b)(ii) because of the failure to obtain the Mead Shareholder Approval and prior to the Mead Shareholders Meeting there will have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Mead (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the time of such meeting), (iii) by Mead or Westvaco pursuant to Section 8.1(b)(i) because the Mergers shall not have been consummated at or prior to the Outside Date, and at the time of the termination the Mead Shareholder Approval shall not have been obtained and there shall have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Mead (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the Outside Date); or (iv) by Mead pursuant to Section 8.1(h), then (A) in the case of clauses (b)(i), (b)(ii) and (b)(iii), if within nine months of termination of this Agreement, Mead or its subsidiaries enters into a definitive agreement with any Third Party with respect to a Business Combination or any Business Combination with respect to Mead or its subsidiaries is consummated, then Mead shall pay to Westvaco, not later than one business day after the earlier of the date such agreement is entered into or such Business Combination is consummated, a termination fee of $95,000,000 (the "TERMINATION FEE") and (B) in the case of clause (b)(iv), Mead shall pay to Westvaco, at or prior to such termination pursuant to Section 8.1(h), the Termination Fee. Notwithstanding the foregoing, no Termination Fee shall be payable by Mead to Westvaco in any circumstance in which the Westvaco shareholders vote to disapprove this Agreement or the transactions contemplated hereby. For purposes of this Agreement a "BUSINESS COMBINATION" shall mean a transaction that would constitute an Alternative Transaction, except that for purposes of clauses (i) and (iii) of the definition of Alternative Transaction, the applicable percentages shall be 50%.

          (c) If this Agreement is terminated (i) by Mead pursuant to Section 8.1(f), (ii) by Westvaco or Mead pursuant to Section 8.1(b)(iii) because of the failure to obtain the Westvaco Stockholder Approval and prior to the Westvaco Stockholders Meeting there will have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Westvaco (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the time of such meeting), (iii) by Mead or Westvaco pursuant to Section 8.1(b)(i) because the Mergers shall not have been consummated at or prior to the Outside Date, and at the time of the termination the Westvaco Stockholder Approval shall not have been obtained and there shall have been an offer or proposal for, or an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), a transaction that would constitute a Business Combination involving Westvaco (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the Outside

Date); or (iv) by Westvaco pursuant to Section 8.1(g), then (A) in the case of clauses (c)(i), (c)(ii) and (c)(iii), if within nine months of termination of this Agreement, Westvaco or its subsidiaries enters into a definitive agreement with any Third Party with respect to a Business Combination or any Business Combination with respect to Westvaco or its subsidiaries is consummated, then Westvaco shall pay to Mead, not later than one business day after the earlier of the date such agreement is entered into or such Business Combination is consummated, the Termination Fee and (B) in the case of clause
(c)(iv), Westvaco shall pay to Mead, at or prior to such termination pursuant to
Section 8.1(g), the Termination Fee. Notwithstanding the foregoing, no Termination Fee shall be payable by Westvaco to Mead in any circumstance in which the Mead shareholders vote to disapprove this Agreement or the transactions contemplated hereby.

          (d) Each Termination Fee payable under Sections 8.2(b) and 8.2(c) shall be payable in immediately available funds no later than the applicable date set forth in Sections 8.2(b) and 8.2(c).

          (e) Westvaco and Mead agree that the agreements contained in Sections 8.2(b) and 8.2(c) are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 8.2(b) and 8.2(c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

     SECTION 8.3 Amendment.
     ----------------------

          Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the Mead Shareholder Approval or the Westvaco Stockholder Approval; PROVIDED, HOWEVER, that after any such approval, there may not be, without further approval of the shareholders of Mead (in the case of the Mead Shareholder Approval) and the stockholders of Westvaco (in the case of the Westvaco Stockholder Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Mead Common Stock or Westvaco Common Stock hereunder or that by law otherwise expressly requires the further approval of the shareholders of Mead or the stockholders of Westvaco, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly authorized committee thereof.

     SECTION 8.4 Extension; Waiver.
     ------------------------------

          At any time prior to the Effective Time, a party hereto may, subject to the proviso of Section 8.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 8.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 Nonsurvival of Representations and Warranties.
     ----------------------------------------------------------

          None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time.

     SECTION 9.2 Notices.
     ----------------------

          All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied or faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Westvaco, to:

                      One High Ridge Park
                      Stamford, Connecticut 06905
                      Fax: No: (203) 461-7587
                      Attention: General Counsel

                      with a copy to:

                      Wachtell, Lipton, Rosen & Katz
                      51 West 52nd Street
                      New York, New York 10019
                      Fax No.: (212) 403-2000
                      Attention:  Elliott V. Stein, Esq.

               (b)    if to Parent or Mead, to:

                      Mead World Headquarters
                      Courthouse Plaza Northeast
                      Dayton, Ohio  45463
                      Fax: No: (937) 461-2424
                      Attention: General Counsel
                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, New York  10036
                      Fax No.:  (212) 735-2000
                      Attention:  David J. Friedman, Esq.

     SECTION 9.3 Definitions.
     ---------------------------

          For purposes of this Agreement:

          (a) An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with Mead or Westvaco, any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of Mead or Westvaco, as the case may be, and its subsidiaries taken as a whole, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) any change in the market price or trading volume of Mead Common Stock or Westvaco Common Stock, as the case may be, (ii) any changes resulting from the announcement of the Mergers or the transactions contemplated hereby or from any action required to be taken by the terms hereof, (iii) any changes in general economic conditions in industries in which Mead or Westvaco, as the case may be, operates, which conditions do not affect Mead or Westvaco, as the case may be, disproportionately relative to other entities operating in such industries, and (iv) any changes in the United States or global economy as a whole;

          (c) "PERSON" means a natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (d) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

          (e) "KNOWLEDGE" of any person that is not a natural person means the knowledge of such person's executive officers, including without limitation, its Chief Executive Officer, Chief Financial Officer, general counsel and head of human resources.

     SECTION 9.4 Interpretation.
     ---------------------------

          When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 9.5 Counterparts.
     -------------------------

          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries.
     -------------------------------------------------------------

          This Agreement (including the documents, exhibits, schedules and instruments referred to herein), the other agreements entered into between Mead and Westvaco on the date hereof relating to this Agreement and the transactions contemplated hereby, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 6.4 and Section 6.12(a)(i), are not intended to confer upon any person other than the parties any rights or remedies. Any covenants of the parties hereto appearing in the Mead Disclosure Schedule or the Westvaco Disclosure Schedule, as the case may be, shall have the same binding effect on the parties hereto as if set forth herein.

     SECTION 9.7 Governing Law.
     --------------------------

          Except to the extent the Mead Merger may be required to be governed by the laws of the State of Ohio, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.8 Assignment.
     ------------------------

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


          Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

     SECTION 9.9 Consent to Jurisdiction.
     -------------------------------------

          Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

     SECTION 9.10 Headings, etc.
     ----------------------------

          The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Severability.
     ----------------------------

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                   MW HOLDING CORPORATION


                                   By: /s/ Jerome F. Tatar
                                       -----------------------
                                       Name: Jerome F. Tatar
                                       Title: President


                                   MICHAEL MERGER SUB CORPORATION


                                   By: /s/ Jerome F. Tatar
                                       -----------------------
                                       Name: Jerome F. Tatar
                                       Title: President


                                   WILLIAM MERGER SUB CORPORATION


                                   By: /s/ Jerome F. Tatar
                                       -----------------------
                                       Name: Jerome F. Tatar
                                       Title: President


                                   THE MEAD CORPORATION


                                   By: /s/ Jerome F. Tatar
                                       -----------------------
                                       Name: Jerome F. Tatar
                                       Title: Chairman, CEO and President


                                   WESTVACO CORPORATION


                                   By: /s/ John A. Luke, Jr.
                                       -----------------------
                                       Name: John A. Luke, Jr.
                                       Title: Chairman, CEO and President